=====================================================================
         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                 Form S-4 REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                         BIOMERICA, INC.
    (Exact name of registrant as specified in its charter)

               Delaware                   95-2545573
      ------------------------------  -----------------
      (State or other jurisdiction     (I.R.S. Employer
    of incorporation or organization) Identification No.)

                --------------------------------

                              3843
       (Primary Standard Industrial Classification Code Number)

                --------------------------------

        1533 Monrovia Avenue, Newport Beach, California 92663
              (Address of Principal Executive Offices)

                --------------------------------
                        Zackary S. Irani
                         Biomerica, Inc.
                      1533 Monrovia Avenue
                Newport Beach, California 92663
                         (949) 645-2111.
      (Name, Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Agent For Service)

                     ----------------------
                            Copies to:

                      Michael Spadaccini, Esq.
                     731 Ninth Avenue, Suite E
                        San Diego, CA 92101
                          (619) 501-3825

                     ----------------------

Approximate date of commencement of proposed sale of the securities to the public: Upon completion of the asset purchase described herein.

<PAGE 1>

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
______________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

Calculation of Registration Fee:

=====================================================================
Title of each    Amount to    Proposed    Proposed      Amount
class of         be           maximum     maximum       of
securities       registered   offering    aggregate     registration
to be            (1)          price       offering      fee
registered                    per unit(2) price(3)
=====================================================================
Common Stock,    984,274      $1.25       $610,250      $56.14
$0.08 Par        Shares
Value

(1) The amount of shares we propose to register depends upon the average closing price of Biomerica's common stock for the five-day period immediately preceding the closing of the transaction contemplated in this proxy statement/prospectus. Therefore, the number of shares to be registered shall range between 488,200 and 984,274 shares.

(2) The proposed offering price per unit depends upon the average closing price of Biomerica's common stock for the five-day period immediately preceding the closing of the transaction contemplated in this proxy statement/prospectus. Therefore the proposed offering price will range from $0.62 to $1.25 per share.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the

<PAGE 2>

registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

=======================================================================

Dear Biomerica and Lancer shareholders:

On behalf of the boards of directors and management teams of both Biomerica, Inc. and Lancer Orthodontics, Inc., we are pleased to deliver our joint proxy statement/prospectus for Biomerica's proposed purchase of the assets of Lancer. Upon completion of the purchase, holders of Lancer common stock will be entitled to receive a dividend of between .677 and ..336 of a share of Biomerica common stock for each share of Lancer common stock they hold as of the record date, April 30. Lancer shareholders keep their Lancer shares. Biomerica common stock is listed on the Nasdaq SmallCap market under the trading symbol "BMRAC". Please note that the fifth character in our stock symbol is a designation that our listing on the Nasdaq SmallCap market is "conditional". Please see the section entitled "Risk Factors" in the proxy Statement/prospectus for more information.

The boards of directors of Biomerica and Lancer recommend the asset purchase based upon analysis, investigation and deliberation designed to reach a result to enhance shareholder value.

We encourage you to read this joint proxy statement/prospectus, which includes important information about the asset purchase. In addition, the section entitled "Risk Factors" beginning on page 24 of this joint proxy statement/prospectus contains a description of risks that you should consider in evaluating the acquisition.

Completion of the acquisition requires Lancer shareholders to approve and adopt the asset purchase agreement and approve the acquisition. Lancer has scheduled its annual meeting of shareholders to obtain this approval on June 4, 2002. Information regarding this annual meeting is included in this joint proxy statement/prospectus. The Lancer board of directors recommends that Lancer shareholders vote "FOR" the proposal to approve and adopt the asset purchase agreement and approve the asset purchase; please note that the Lancer directors are subject to conflicts of interest as described more fully under the heading "Risk Factors".

Please vote "FOR" the proposal by signing and dating the enclosed proxy

<PAGE 3>

card or voting instruction card today and returning it in the pre-addressed envelope provided.

Thank you for your support.

Sincerely,


/s/ Zackary Irani
------------------------
Zackary Irani


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of Biomerica common stock to be issued in connection with the asset purchase or determined whether this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated April 10, 2002 and is first being mailed to shareholders of Lancer on or about _______.

============================================================

                  LANCER ORTHODONTICS, INC.

       NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

                  TO BE HELD JUNE 4, 2002


The 2001 Annual Meeting of Shareholders of Lancer Orthodontics, Inc. will be held at 10:30 a.m. on Monday, June 4, 2002, at Biomerica, Inc.'s corporate offices, 1533 Monrovia Avenue, Newport Beach, California 92663.

The purposes of the meeting are:

1. To elect a board of directors of Lancer for the ensuing year.

2. To vote on the sale of all of the assets and liabilities of Lancer to Biomerica, Inc., followed by a distribution to our shareholders of shares of Biomerica stock that constitute the proceeds of the sale in accordance with our articles of incorporation, as amended.

3. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

<PAGE 4>

Only shareholders of record at the close of business on the date immediately preceding the day this proxy statement/prospectus is mailed to shareholders, are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

The accompanying proxy statement/prospectus describes the purchase of Lancer's assets in more detail. We encourage you to read the entire document carefully. In particular, you should carefully consider the discussion entitled "Risk Factors" which begins on page 24.

Your vote is important. Whether or not you expect to attend the Lancer annual meeting in person, please vote by completing, signing and dating the enclosed proxy card and returning it promptly in the reply envelope provided. The proxy is revocable by you at any time prior to its use at the Lancer annual meeting. If you are a holder of record, you may also cast your vote in person at the Lancer annual meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned to ensure that all your shares will be voted at the Lancer annual meeting. If your shares are held at a brokerage firm or a bank, you must provide them with instructions on how to vote your shares.

By Order of the Board of Directors


/s/ Zackary S. Irani
Zackary S. Irani
Chairman of the Board and
Chief Executive Officer

San Marcos, California

<PAGE 5>

==============================================================

                          TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ASSET PURCHASE                      7
SUMMARY                                                            13
  The Parties to the Asset Purchase Agreement                      13
  Essential Terms of the Asset Purchase Agreement                  13
  Recommendation of the Biomerica Board of Directors               14
  Recommendation of the Lancer Board of Directors                  14
  Reasons for the Asset Purchase Agreement                         14
  Lancer's Plan Following the Asset Purchase                       15
  Opinion of Lancer's Financial Advisor Regarding the Asset
  Purchase                                                         15
  Share Ownership of Directors, Executive Officers, and
  Affiliates of Lancer                                             16
  What is Needed to Complete the Asset Purchase                    16
  Biomerica and Lancer May Terminate the Asset
  Purchase Agreement Under Specified Circumstances                 17
  The Asset Purchase is Intended to Qualify as a Tax Free Reorganization for United States Federal Income Tax Purposes 17
  Accounting Treatment of the Asset Purchase                       18
  Dissenters' Appraisal Rights                                     18
SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL
DATA OF BIOMERICA                                                  18
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA                21
COMPARATIVE PER SHARE MARKET PRICE DATA                            23
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION         23
RISK FACTORS                                                       24
THE ANNUAL MEETING OF LANCER SHAREHOLDERS                          37
  Date, Time and Place                                             37
  Matters to Be Considered at the Annual Meeting                   37
  Information Regarding the Election of Directors                  38
  Admission to the Annual meeting                                  45
  Method of Voting; Record Date; Stock Entitled to Vote; Quorum    45
  Adjournment and Postponement                                     46
  Voting Procedures                                                47
  Submitting Proxies or Voting Instructions                        47
  Revoking Proxies or Voting Instructions                          47
  Proxy Solicitation                                               47
  Contact for Questions and Assistance in Voting                   48
  Other Matters                                                    48
THE ASSET PURCHASE                                                 48
  How the Asset Purchase Is Structured                             49
  Reasons for the Asset Purchase Agreement                         49
  Conditions to the Asset Purchase Agreement                       50
  Biomerica and Lancer May Terminate the Asset Purchase
  Agreement Under Specified Circumstances                          51
  Lancer's Plan Following the Asset Purchase                       52
  Recommendation of the Biomerica Board of Directors               52
  Recommendation of the Lancer Board of Directors                  52
  How the Purchase Price is Calculated and Lancer's
  Subsequent Dividend of Biomerica Shares to
  Lancer's Shareholders                                            53
  United States Federal Income Tax Consequences of the
  Asset Purchase                                                   55
  Accounting Treatment of the Asset Purchase                       56
DISSENTERS' APPRAISAL RIGHTS                                       57
COMPARISON OF RIGHTS OF HOLDERS OF BIOMERICA COMMON
STOCK AND LANCER COMMON STOCK                                      59
EXPERTS                                                            64

<PAGE 6>
                          TABLE OF CONTENTS (cont.)

WHERE YOU CAN FIND MORE INFORMATION                                65
EXHIBITS                                                           67
UNDERTAKINGS                                                       68
SIGNATURES                                                         70

This proxy statement/prospectus incorporates important business and financial information about Biomerica and Lancer from documents that each company has filed with the Securities and Exchange Commission but that have not been included in or delivered with this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled "Where You Can Find More Information" beginning on page 65 of this joint proxy statement/prospectus.

Biomerica will provide you with copies of this information relating to Biomerica, without charge, upon written or oral request to:

   Biomerica, Inc.
   Attn: Janet Moore
   1533 Monrovia Avenue
   Newport Beach, California 92663
   (949) 645-2111

Lancer will provide you with copies of this information relating to Lancer, without charge, upon written or oral request to:

   Lancer Orthodontics, Inc.
   Attn: John Dodge
   253 Pawnee Street
   San Marcos, CA 92069
   (760) 744-5585

In order for you to receive timely delivery of the documents in advance of the Lancer annual meeting, Lancer should receive your request no later than June 2, 2002.

----------
QUESTIONS AND ANSWERS ABOUT THE ASSET PURCHASE
----------

General Questions and Answers
----------

Q: Why am I receiving this proxy statement/prospectus?

A: Biomerica has agreed to purchase the assets and business of Lancer and

<PAGE 7>

Lancer has agreed to sell its assets and business under the terms of an asset purchase agreement that is described in this proxy statement/prospectus.

A copy of the asset purchase agreement is attached to this proxy statement/prospectus as Exhibit 99.3, and an amendment to the asset purchase agreement is attached to this proxy as Exhibit 99.4.

In order to complete the purchase, Lancer shareholders must approve and adopt the asset purchase agreement. Lancer is holding its annual meeting of shareholders where shareholders will vote on these proposals. This proxy statement/prospectus contains important information about the asset purchase and Lancer's annual meeting, and you should read it carefully. The enclosed voting materials for the Lancer annual meeting allow you to vote your shares of Lancer common stock without attending the Lancer annual meeting.

Your vote is important. We encourage you to vote as soon as possible.

Q: Why are Biomerica and Lancer proposing the asset purchase? (see page
49)

A: Biomerica and Lancer share a conviction that advances in technology, increased competition and changing customer requirements are creating a more competitive marketplace. After reviewing numerous strategic alternatives to address the opportunities and challenges facing our companies, the boards of directors of both Biomerica and Lancer reached the same conclusion--this asset purchase represents the single best strategic alternative for our respective companies and is the strategy more likely to deliver increased value to our respective shareholders. Specifically, we believe the asset purchase will:

* reduce both companies' administrative expenses;

* improve the operating margins of our business;

* give Lancer shareholders greater liquidity of ownership of Biomerica shares, which trade on the Nasdaq SmallCap market. Lancer shareholders should note that Nasdaq has recently notified Biomerica that it is subject to delisting from the Nasdaq SmallCap market because in the opinion of Nasdaq, it no longer meets the SmallCap market listing requirements. This risk is described more fully in the section "Risk Factors," below; and

* Following the asset purchase agreement, Biomerica has a greater chance of maintaining its listing on the Nasdaq SmallCap market.

<PAGE 8>

Q: Why is there an asset purchase agreement, and also an amendment to the asset purchase agreement? (see page 48)

A: Biomerica and Lancer made one written amendment to the asset purchase agreement a few weeks after signing the asset purchase agreement. The only modification to the asset purchase agreement was the following: the purchase price for the assets of Lancer was changed from $600,000 worth of Biomerica stock to $610,250 of Biomerica stock. The boards of both companies made this change after receiving the fairness opinion regarding the transaction.

Q: When do Biomerica and Lancer expect to complete the asset purchase? (see page 49)

A: Biomerica and Lancer currently plan to complete the asset purchase 15 days after the annual meeting of Lancer shareholders, which is to be held on June 4, 2002.

Q: As a Lancer shareholder, what will I receive in the asset purchase? (see page 53)

A: You will receive shares of Biomerica common stock. The number of shares that Biomerica shall issue will vary according to Biomerica's stock price in the period leading up to the closing of the asset purchase agreement. Under the asset purchase agreement, Biomerica will issue to Lancer $610,250 worth of its common stock based on the average closing price of Biomerica's stock for the five days immediately preceding the day of the closing of the asset purchase agreement.

Q: How does the Lancer board of directors recommend that I vote? (see page 52)

A: The Lancer board of directors recommends that Lancer shareholders vote "FOR" the proposal to approve and adopt the asset purchase agreement and approve the asset purchase; please note that the Lancer directors are subject to conflicts of interest as described more fully under the heading "Risk Factors".

Q: What happens if the Lancer shareholders do not vote in favor of the asset purchase agreement? (see page 52)

A: If a majority of the Lancer shareholders do not vote in favor of the asset purchase agreement, then the asset purchase will not be completed, and Lancer will not sell its assets to Biomerica.

<PAGE 9>

Q: What should I do now? (see page 47)

A: Please review this proxy statement/prospectus carefully and sign, date and return the proxy card and voting instruction card you receive as soon as possible.

Q: What should I do if I receive more than one set of voting materials? (see page 47)

A: Please complete, sign, date and return each proxy card and voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If your shares are held in more than one name you will receive more than one proxy or voting instruction card.

Q: When and where is the Lancer annual meeting? (see page 37)

A: The annual meeting of Lancer shareholders will be held at 10:30 a.m. on Monday, June 4, 2002, at Biomerica, Inc.'s Corporate Offices, 1533 Monrovia Avenue, Newport Beach, California 92663.

Q: How can I obtain admission to the Lancer annual meeting? (see page 45)

A: You are entitled to attend the annual meeting only if you were a Lancer shareholder or joint holder as of the close of business on the record date, April 30, 2002, or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a record holder, your name is subject to verification against the list of record holders on the record date, April 30, 2002, prior to being admitted to the meeting. If you are not a record holder but hold shares through a broker or nominee (i.e., in street name), you should be prepared to provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date, April 30, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Q: What is the percentage vote of Lancer shareholders required to approve

<PAGE 10>

and adopt the asset purchase agreement and approve the asset purchase? (see page 45)

A: Approval and adoption of the asset purchase agreement and approval of the asset purchase requires the affirmative vote of the holders of a majority of the shares of Lancer common stock outstanding as of the record date, April 30, 2002, for the Lancer annual meeting.

Q: As a Lancer shareholder, what happens if I do not vote? (see page 45)

A: Failure to vote or give voting instructions to your broker or nominee for the Lancer annual meeting will have the same effect as voting
"against" the proposal to approve and adopt the asset purchase agreement and approve the asset purchase. Therefore, we urge you to vote.

Q: As a Lancer shareholder, what will I receive upon completion of the asset purchase? (see page 53)

A: Upon completion of the asset purchase, you will be entitled to receive between .677 and .336 shares of Biomerica common stock for each share of Lancer common stock you own at the effective time of the asset purchase. How many shares you will receive depends on the price of Biomerica stock in the five trading days just before the closing of the asset purchase agreement.

Q: As a Lancer shareholder, will I be able to trade the Biomerica common stock that I receive in connection with the asset purchase? (see page 53)

A: The shares of Biomerica common stock issued in connection with the asset purchase will be freely tradeable, unless you are an affiliate of Lancer or Biomerica. Generally, persons who are deemed to be affiliates of Lancer or Biomerica must comply with Rule 144 under the Securities Act of 1933 if they wish to sell or otherwise transfer any of the shares of Biomerica common stock received in connection with the asset purchase. You will be notified if you are an affiliate of Lancer or Biomerica.

Q: As a Lancer shareholder, how can I vote? (see page 47)

A: If you are a shareholder of record, you may submit a proxy for the Lancer annual meeting (1) by completing, signing, dating and returning the proxy card.

If you hold your shares of Lancer common stock in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in street

<PAGE 11>

name), you must provide the record holder of your shares with instructions on how to vote your shares. If you are a shareholder of record, you may also vote at the Lancer annual meeting. If you hold shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in street name), you may not vote in person at the Lancer annual meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. You will also need to present photo identification and comply with the other procedures described in "Admission to the Annual meeting" on page 45.

Q: As a Lancer shareholder, should I send in my stock certificates at this time? (see page 47)

A: Do not send in your stock certificates. Biomerica is purchasing Lancer's assets, but is not purchasing Lancer's stock. Following completion of the asset purchase, Lancer shareholders will remain Lancer shareholders. Lancer will become a blank check company. A blank check company is a business entity that has no business operations other than to seek a merger candidate.

Q: What will happen to Lancer following the completion of the asset purchase agreement? (see page 52)

A: Assuming the asset purchase agreement is completed, Lancer will become a blank check company without any operations. However, for at least the foreseeable future, Lancer will remain a legal entity, its shares should continue to trade on the Over-the-Counter Bulletin Board, and will continue to make periodic filings to the SEC, such as quarterly and annual reports, like any fully reporting company. There are essentially two possible outcomes for Lancer. The more likely outcome, and one the Lancer directors intend to pursue, is to find an operating company to merge with Lancer. If Lancer merges with an operating company, Lancer shareholders will benefit from becoming shareholders in such a new combined company. The other possible outcome for Lancer is that the Lancer directors vote to dissolve Lancer and end its life as a corporation. The directors will only vote to dissolve Lancer in the event that Lancer cannot secure a merger candidate.

Q: As a Lancer shareholder, who can help answer my questions? (see page
48)

A: If you have any questions about the asset purchase or how to vote or revoke your proxy, you should contact:

   Lancer Orthodontics, Inc.
   Attn: John Dodge
   253 Pawnee Street

<PAGE 12>

   San Marcos, CA 92069
   (760) 744-5585

----------
SUMMARY
----------

This summary highlights selected information from this prospectus/proxy statement, and you should read carefully this entire prospectus/proxy statement and the documents referred to in this prospectus/proxy statement for a more complete description of the terms of the asset purchase and related transactions. The asset purchase agreement is attached as Exhibit 99.3 to this prospectus/proxy statement, and an amendment to the asset purchase agreement is attached to this proxy as
Exhibit 99.4. Additional documents relating to the transaction are also attached to this prospectus/proxy statement. You are encouraged to read the asset purchase agreement as it is the legal document that governs the asset purchase, as well as these additional documents. In addition, you are encouraged to read the information under "Risk Factors," beginning on page 24 of this prospectus/proxy statement, for a discussion of important factors you should consider in connection with the asset purchase. This section includes page references in parentheses to direct you to a more complete description of the topics presented in this summary.

The Parties to the Asset Purchase Agreement (see page 48)
----------

Biomerica Inc.'s address and telephone number is 1533 Monrovia Avenue, Newport Beach, California 92663, (949) 645-2111. Biomerica develops, manufactures, and markets medical diagnostic products designed for the early detection and monitoring of chronic diseases and medical conditions.

Lancer Orthodontics, Inc.'s address and telephone number is 253 Pawnee Street, San Marcos, CA 92069, (760) 744-5585. Lancer manufactures and distributes orthodontic products. Lancer's manufactured product line includes preformed bands, direct bonding brackets, buccal tubes, arch wires, lingual attachments, and related accessories. Lancer's products are sold to distributors, private label customers, and orthodontists.

Essential Terms of the Asset Purchase Agreement (see page 49)
----------

Biomerica and Lancer have signed a contract, an "Asset Purchase Agreement by and Between Lancer Orthodontics, Inc. and Biomerica, Inc." Under this asset purchase agreement, Biomerica has agreed to purchase all of the

<PAGE 13>

assets and most of the liabilities of Lancer, in exchange for Biomerica stock valued at $610,250, which is substantially less than the net book value of Lancer. Following the asset purchase, Lancer will own between 488,200 and 984,274 shares of Biomerica. Once Lancer receives the Biomerica shares, Lancer will dividend the Biomerica shares out to Lancer shareholders.

Upon completion of the asset purchase, Lancer shareholders will be entitled to receive between .677 and .336 shares of Biomerica common stock for each share of Lancer common stock. How many shares you will receive depends on the price of Biomerica stock in the five trading days just before the closing. Fractional shares shall be rounded up to the next share.

Note that our transaction is not a merger, it is only a purchase of assets. Thus, Lancer will not be merged with Biomerica, Lancer shareholders will retain their Lancer shares, and Lancer shareholders will receive a dividend of Biomerica shares. Upon completion of the asset purchase, Lancer will have sold all of its operations to Biomerica, and Lancer will become a blank check company with no operations other than to seek a company with which to merge.

Recommendation of the Biomerica Board of Directors (see page 52)
----------

After careful consideration, the Biomerica board of directors unanimously determined that the asset purchase is advisable, and is fair to and in the best interests of Biomerica and its shareholders, and unanimously approved the asset purchase agreement.

Recommendation of the Lancer Board of Directors (see page 52)
----------

After careful consideration, the Lancer board of directors unanimously determined the asset purchase is advisable, and is fair to and in the best interests of Lancer and its shareholders, and unanimously approved the asset purchase agreement. The Lancer board of directors recommends that the Lancer shareholders vote "FOR" the proposal to approve and adopt the asset purchase agreement and approve the asset purchase; please note that the Lancer directors are subject to conflicts of interest as described more fully under the heading "Risk Factors".

Reasons for the Asset Purchase Agreement (see page 49)
----------

Both Biomerica and Lancer believe that the asset purchase agreement is

<PAGE 14>

beneficial to both companies for the following reasons:

* A combined company will mean that both companies can share the burden of administrative expenses, rather than bear those expenses individually.

* A combined company will mean that both companies can share the burden of accounting and audit fees, rather than bear those expenses individually.

* A combined company will mean that both companies can share the burden of legal expenses and record keeping associated with their reporting obligations under the Securities and Exchange Act of 1934, rather than bear those expenses individually.

* Lancer shareholders will enjoy the greater liquidity of ownership of Biomerica shares, which trade on the Nasdaq SmallCap market. Lancer shareholders should note that Nasdaq has recently notified Biomerica that it is subject to delisting from the Nasdaq SmallCap market because in the opinion of Nasdaq, it no longer meets the SmallCap market listing requirements. This risk is described more fully in the section "Risk Factors," below.

* Following the asset purchase agreement, Biomerica has a greater chance of maintaining its listing on the Nasdaq SmallCap market.

Lancer's Plan Following the Asset Purchase (see page 52)
----------

There are essentially two possible outcomes for Lancer following completion of the asset purchase. The more likely outcome, and one the Lancer directors intend to pursue, is to find an operating company to merge with Lancer. If Lancer merges with an operating company, Lancer shareholders will benefit from becoming shareholders in such a new combined company. The other possible outcome for Lancer is that the Lancer directors vote to dissolve Lancer and end its life as a corporation. The directors will only vote to dissolve Lancer in the event that Lancer cannot secure a merger candidate after several months.

Opinion of Lancer's Financial Advisor Regarding the Asset Purchase (see
page 52)
----------

On March 18, 2002, Willamette Management Associates delivered its written opinion to Lancer's and Biomerica's board of directors that, as of that date and subject to the assumptions, considerations and limitations set forth in its opinion, the exchange ratio provided for in the asset

<PAGE 15>

purchase agreement is fair, from a financial point of view, to Lancer. Willamette Management Associates provided its opinion for the information and assistance of the Lancer and Biomerica boards of directors in connection with the boards' consideration of the asset purchase. The Willamette Management Associates opinion is not a recommendation as to how any Lancer shareholder should vote with respect to the proposal to approve the issuance of shares of Biomerica common stock in connection with the asset purchase.

Share Ownership of Directors, Executive Officers, and Affiliates of Lancer (see page 43)
----------

At the close of business on the date immediately preceding the filing of this proxy statement/prospectus, directors and executive officers of Lancer and their affiliates beneficially owned and were entitled to vote
51.19 percent of the 2,098,624 shares of Lancer common stock outstanding on that date.

What is Needed to Complete the Asset Purchase (see page 50)
----------

Several conditions must be satisfied or waived before we complete the asset purchase agreement, including those summarized below:

* Lancer shareholders must vote to approve the asset purchase agreement at Lancer's annual meeting on June 4, 2002;

* Both parties must materially comply with the covenants and warranties they made in the asset purchase agreement, except if a variance would not have a materially adverse effect on the other party;

* The absence of any law, regulation, injunction, or order making the asset purchase illegal or otherwise prohibiting the asset purchase which would have a material impact on Biomerica on a combined basis with Lancer;

* Lancer must deliver to Biomerica a consent from its bank transferring its line of credit to Biomerica;

* Biomerica is roughly a 31% shareholder in Lancer, and will not participate in the dividend of Biomerica shares to Lancer shareholders following the completion of the asset purchase agreement. Therefore, Biomerica must deliver to Lancer an agreement waiving any and all right to any distribution or dividend of the Biomerica shares that form the purchase price under the asset purchase agreement. Thus, the Biomerica

<PAGE 16>

shares will be distributed solely to the remaining 69% of Lancer shareholders; and

* Lancer must deliver consent letters from Lancer's landlords agreeing to assign Lancer's commercial leases to Biomerica.

Biomerica and Lancer May Terminate the Asset Purchase Agreement Under Specified Circumstances (see page 51)
----------

Under circumstances specified in the asset purchase agreement, either Biomerica or Lancer may terminate the asset purchase agreement. These circumstances generally include if:

* both parties mutually agree to terminate the asset purchase agreement;

* either party breaches a representation, warranty or covenant in the asset purchase agreement that is not cured within 20 days following written notice of the breach; or

* a final, non-appealable order of a court or other action or inaction of any governmental authority has the effect of permanently prohibiting completion of the asset purchase.


The Asset Purchase is Intended to Qualify as a Tax Free Reorganization for United States Federal Income Tax Purposes (see page 56)
----------

The asset purchase has been structured to qualify as a tax-free reorganization for federal income tax purposes under the Internal Revenue Code. Neither Lancer nor Biomerica has secured the opinion of a tax advisor regarding the tax treatment of the asset purchase. Furthermore, neither company will seek a letter ruling from the IRS regarding the tax treatment of the asset purchase. Assuming the asset purchase so qualifies, Lancer shareholders generally will not recognize gain or loss for federal income tax purposes as a result of receiving Biomerica common stock pursuant to the transaction, except with respect to cash received due to the exercise of dissenter's rights. You should carefully read the discussion in the section entitled "United States Federal Income Tax Consequences of the Asset Purchase" beginning on page 55 of this proxy statement/prospectus, as well as the section entitled "The Tax Treatment of the Asset Purchase Could Have Adverse Consequences for Current Lancer Shareholders" under the heading "Risk Factors". Further, you are encouraged to consult your tax advisor because tax matters can be complicated, and the tax consequences of the asset purchase to you will

<PAGE 17>

depend upon your own situation.

Accounting Treatment of the Asset Purchase (see page 56)
----------

Biomerica will account for the asset purchase under the purchase method of accounting for business combinations.

Dissenters' Appraisal Rights (see page 57)
----------

Under California law, Lancer shareholders may have the right to dissent from the asset purchase agreement and to have the appraised fair market value of their shares of Lancer common stock paid to them in cash. A Lancer shareholder has the right to seek appraisal of the value of his or her Lancer shares and be paid the appraised value if all of the following conditions exist:

* the dissenting Lancer shareholder delivers to Lancer, not later than the date of the annual meeting at which the vote on the asset purchase will take place, a written demand for appraisal of his or her shares of Lancer common stock;

* the dissenting Lancer shareholder must vote against the asset purchase;
and

* the dissenting Lancer shareholder must otherwise comply with the provisions governing dissenters' rights under California law. If a Lancer shareholder dissents from the asset purchase agreement and the conditions outlined above are met, he or she will not receive a dividend of Biomerica shares and his or her only right will be to receive the appraised value of the shares in cash. Lancer shareholders should be aware that submitting a signed proxy card without indicating a vote with respect to the asset purchase will be deemed a vote "FOR" the asset purchase and a waiver of their dissenter's rights. A vote "AGAINST" the asset purchase does not dispense with the requirement to deliver a written demand for payment.

----------
SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF BIOMERICA
----------

The table below presents a summary of selected historical consolidated financial data with respect to Biomerica as of the dates and for the periods indicated. The historical consolidated statements of operations data presented below for the fiscal years ended May 31, 2001, 2000, and

<PAGE 18>

1999 and the historical consolidated balance sheets data as of May 31, 2001 and 2000 have been derived from Biomerica's historical consolidated financial statements, which are incorporated by reference into this proxy statement/prospectus. The historical consolidated statements of operations data presented below for the fiscal years ended May 31, 1998 and 1997 and the historical consolidated balance sheets data as of May 31, 1999, 1998 and 1997 have been derived from Biomerica's historical consolidated financial statements, which are not incorporated by reference into this proxy statement/prospectus. The unaudited consolidated statements of operations data for the six months ended November 30, 2001 and 2000 and the unaudited consolidated balance sheet data as of November 30, 2001 and 2000 has been derived from the historical consolidated financial statements as filed in Biomerica's 10-QSB as of and for the period ended November 30, 2001 as filed with the Securities and Exchange Commission, which is incorporated by reference into this proxy statement/prospectus.

It is important for you to read the following summary selected historical consolidated financial data together with the consolidated financial statements and accompanying notes contained in Biomerica's Annual Report on Form 10-KSB for its fiscal year ended May 31, 2001 as filed with the Securities and Exchange Commission, as well as the sections of Biomerica's Annual Report entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which are incorporated by reference into this proxy statement/prospectus.

<PAGE 19>

                   BIOMERICA, INC. AND SUBSIDIARIES
         Summary Selected Historical Consolidated Financial Data
               (In Thousands, except per share amounts)


================================================================================================
                                      As of or For the
                                      Six Months Ended
                                       November 30,
                                       (unaudited)        As of or For the Year Ended May 31,
                                      ----------------- ---------------------------------------
                                      2001     2000     2001     2000    1999    1998    1997
                                      -------  -------  -------  ------  ------  ------  ------
Historical Consolidated Statements
  of Earnings Data:
   Net revenue....................... $ 4,167  $ 4,264  $ 8,940 $ 8,014 $ 8,688 $ 9,376  $ 9,244
   Gross Profit .....................   1,302    1,686    2,810   2,410   3,271   3,892    3,866
   Operating earnings (loss) from
     Continuing operations  .........    (451)     (54)    (579) (1,638)    (73)    141      447
   Net earnings per share from
     continuing operations:
       Basic......................... $ (0.09)  $ (0.01) $ (0.12)$ (0.36)$ (0.02) $ 0.04  $ 0.12
       Diluted....................... $ (0.09)  $ (0.01) $ (0.12)$ (0.36)$ (0.02) $ 0.03  $ 0.12
   Cash dividends declared per
     Share........................... $    -    $    -   $    -  $    -  $    -   $   -   $   -
Historical Consolidated Balance
  Sheets Data:
   Assets--Continuing operations..... $ 5,201   $ 6,358  $ 5,347 $ 6,735 $ 7,850 $ 7,495 $ 7,379
   Total assets...................... $ 5,201   $ 6,358  $ 5,347 $ 6,735 $ 7,850 $ 7,495 $ 7,379
   Long-term debt....................     -         -        -       -       -       -       -
================================================================================================

Note:  Biomerica owns 30.78% of the outstanding shares of Lancer
Orthodontics, but has direct and indirect voting control over Lancer of 51.19%. Therefore, the financial statements of Lancer Orthodontics have historically been consolidated with those of Biomerica.

The table below presents a summary of selected historical financial data with respect to Lancer as of the dates and for the periods indicated. The historical statements of operations data presented below for the fiscal years ended May 31, 2001, 2000, and 1999 and the historical balance sheet data as of May 31, 2001 and 2000 have been derived from Lancer's historical financial statements, which are incorporated by reference into this proxy statement/prospectus. The historical statements of operations data presented below for the fiscal years ended May 31, 1998 and 1997 and the historical balance sheet data as of May 31, 1999, 1998 and 1997 have been derived from Lancer's historical financial statements, which are not incorporated by reference into this proxy statement/prospectus. The unaudited statements of operations data for the six months ended November 30, 2001 and 2000 and the unaudited balance sheet data as of November 30, 2001 and 2000 has been derived from the historical unaudited financial statements as filed in Lancer's 10-QSB as of and for the period ended November 30, 2001 as filed with the Securities and Exchange Commission, which is incorporated by reference into this proxy statement/prospectus.

                        Lancer Orthodontics, Inc.
                Summary Selected Historical Financial Data
                    (In thousands, except per share amounts)



<PAGE 20>

                                      As of or For the
                                      Six Months Ended
                                       November 30,
                                       (unaudited)        As of or For the Year Ended May 31,
                                      ----------------- ---------------------------------------
                                        2001     2000    2001    2000    1999    1998    1997
                                      -------  -------  ------- ------- ------- ------- -------
Historical Consolidated Statements
  of Earnings Data:
   Net revenue....................... $ 3,064  $ 2,717  $ 5,928 $ 5,651 $ 6,159 $ 6,194 $ 6,334
   Gross Profit......................     969      888    1,933   1,785   2,380   2,566   2,494
   Net earnings .....................    ( 56)    (172)    (117)   (297)     42     259     223
   Net earnings per share
       Basic......................... $  (0.03) $ (0.08) $ (0.06)$ (0.15)$  0.02 $  0.12 $  0.11
       Diluted....................... $  (0.03) $ (0.08) $ (0.06)$ (0.15)$  0.02 $  0.12 $  0.10
   Cash dividends declared per
     Share........................... $     -   $    -   $    -  $    -  $    -  $    -  $    -
Historical Consolidated Balance
  Sheets Data:
   Assets............................ $ 3,717  $ 3,709  $ 3,737 $ 3,755 $ 4,327 $ 4,089 $ 3,950
   Total assets...................... $ 3,717  $ 3,709  $ 3,737 $ 3,755 $ 4,327 $ 4,089 $ 3,950
   Long-term debt....................       0        0        0       0       0       0       0
================================================================================================


----------
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA
----------

The following tables present comparative historical per share data regarding the net earnings (loss), book value and dividends of each of Biomerica and Lancer and unaudited combined pro forma per share data after giving effect to the asset purchase as a purchase of Lancer by Biomerica assuming the asset purchase had been completed as of the beginning of each period presented for purposes of the net earnings
(loss) per share and as of November 30, 2001 for purposes of book value per share. The following data assumes 984,274 shares of Biomerica common stock will be issued in exchange for the assets and liabilities of Lancer in connection with the asset purchase, although the actual number of Biomerica shares that Lancer shareholders may receive will range from 488,200 shares to 984,274 shares. This data has been derived from and should be read in conjunction with the summary selected historical

<PAGE 21>

consolidated financial data above and the separate historical financial statements of Biomerica and Lancer and accompanying notes incorporated by reference into this proxy statement/prospectus. The unaudited pro forma per share data is presented for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial condition of Biomerica that would have been reported had the asset purchase been completed as of the date presented, and should not be taken as representative of future consolidated results of operations or financial condition of Biomerica.

=======================================================================================================
                                                    As of And For the Six Months Ended November 30, 2001
                                                     -----------------------------------------------
                                                                      Pro Forma Combined
                                                      Historical      ----------------
                                                                         Biomerica and
                                                  Biomerica     Lancer     Lancer
                                                    -------   ----------  ----------
                                                                         (Unaudited)
Net earnings (loss) per share from
continuing operations:
   Basic............................................. $(0.09)   $(0.03)      $(0.08)
   Diluted........................................... $(0.09)   $(0.03)      $(0.08)
Book value per share at period end................... $ 0.22    $ 1.38        $ .47
Cash dividends declared per share.................... $ 0.00    $ 0.00       $ 0.00

=======================================================================================================

=======================================================================================================
                                                         As of And For the Year Ended May 31, 2001
                                                       ---------------------------------------------
                                                                        Pro Forma Combined
                                                      Historical         ---------------
                                                                          Biomerica and
                                                    Biomerica   Lancer       Lancer
                                                    --------  ----------   ----------
                                                                           (Unaudited)
Net earnings (loss) per share from continuing
operations:
   Basic.............................................. $(0.12)  $(0.06)      $(0.10)
   Diluted............................................ $(0.12)  $(0.06)      $(0.10)
Book value per share at period end.................... $ 0.31   $ 1.41       $ .55
Cash dividends declared per share..................... $ 0.00   $ 0.00       $ 0.00
=======================================================================================================

<PAGE 22>

----------
COMPARATIVE PER SHARE MARKET PRICE DATA
----------

Biomerica common stock trades on the Nasdaq SmallCap market under the symbol "BMRAC." Lancer common stock trades on the Over-the-Counter Bulletin Board under the symbol "LANZ" or "LANZ.OB".

The following table shows the high and low sales prices per share of Biomerica common stock and Lancer common stock, each as reported on their respective exchanges (1) on February 27, 2002, the last full trading day preceding public announcement that Biomerica and Lancer had entered into the asset purchase agreement, and (2) April 9, 2002, the last full trading day for which high and low sales prices were available as of the date of this proxy statement/prospectus.


                                Biomerica      Lancer
                              Common Stock  Common Stock
                              ------------- -------------
                               High   Low    High   Low
                              ------ ------ ------ ------
February 27, 2002 ........... $ 0.64 $ 0.63 $ 0.22 $ 0.22
April 9, 2002     ........... $ 0.55 $ 0.47 $ 0.36 $ 0.36


----------
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
----------

This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they prove incorrect or never materialize or prove incorrect, could cause the results of Biomerica and its consolidated subsidiaries, on the one hand, or Lancer and its

<PAGE 23>

consolidated subsidiaries, on the other, to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenues, synergies, accretion, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations, approvals and closings relating to the asset purchase or other planned acquisitions; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

The risks, uncertainties and assumptions referred to above include the ability of the combined company to retain and motivate key employees; the timely development, and production and acceptance of products and services; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; the difficulty of keeping expense growth at modest levels while increasing revenues; the challenges of integration and restructuring associated with the asset purchase or other planned acquisitions and the challenges of achieving anticipated synergies; the possibility that the asset purchase or other planned acquisitions may not close or that Biomerica, Lancer or other parties to planned acquisitions may be required to modify some aspects of the acquisition transactions in order to obtain regulatory approvals; the assumption of maintaining revenues on a combined company basis following the close of the asset purchase or other planned acquisitions; and other risks that are described in the section entitled "Risk Factors," which follows on the next page, and in the documents that are incorporated by reference into this joint proxy statement/prospectus.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, results of Biomerica and Lancer could differ materially from the expectations in these statements. Biomerica and Lancer are not under any obligation and do not intend to update their respective forward-looking statements.

----------
RISK FACTORS
----------

Biomerica and the operating business of Lancer will operate as a combined company in a market environment that cannot be predicted and that involves significant risks, many of which will be beyond the combined company's control. In addition to the other information contained in, or

<PAGE 24>

incorporated by reference into, this proxy statement/prospectus, you should carefully consider the risks described below before deciding how to vote your shares. Additional risks and uncertainties not presently known to Biomerica and Lancer or that are not currently believed to be important to you, if they materialize, also may adversely affect the asset purchase and Biomerica and Lancer as a combined company.

The Directors and Officers of Biomerica and Lancer are Subject to
Conflicts of Interest in Connection With Their Approval of the Asset Purchase Agreement

Many of the directors and officers of Lancer are also directors, officers, and shareholders of Biomerica. Thus, certain directors, officers, and shareholders of Lancer stand to benefit from the asset purchase. For example, certain directors and officers of Lancer are shareholders in Lancer, and will receive Biomerica shares as part of this transaction if the asset purchase agreement is completed. Also, certain directors and officers of Lancer are or will be under employment agreements with Biomerica. Also, certain directors and officers of Lancer will enjoy continuing indemnification protection as directors and officers of Biomerica. Also, certain directors and officers of Lancer are shareholders in Biomerica, and will stand to benefit if their shares in Biomerica become more valuable if the asset purchase is completed.

Although We Expect That the Asset Purchase Will Result in Benefits to the Combined Company, the Combined Company May Not Realize Those Benefits Because of Integration and Other Challenges

The failure of the combined company to meet the challenges involved in integrating the operations of Biomerica and Lancer successfully or otherwise to realize any of the anticipated benefits of the asset purchase, including anticipated cost savings described in this proxy statement/prospectus, could seriously harm the results of operations of the combined company. Realizing the benefits of the asset purchase will depend in part on the integration of operations and personnel. The integration of the companies is a complex, time-consuming and expensive process that, without proper planning and implementation, could significantly disrupt the businesses of Biomerica and Lancer. The challenges involved in this integration include the following:

* demonstrating to the customers of Biomerica and to the customers of Lancer that the asset purchase will not result in adverse changes in client service standards or business focus and helping customers conduct business easily with the combined company;

* consolidating and rationalizing corporate information technology and

<PAGE 25>

administrative infrastructures;

* preserving distribution, marketing or other important relationships of both Biomerica and Lancer and resolving potential conflicts that may arise;

* persuading employees that the business cultures of Biomerica and Lancer are compatible, maintaining employee morale and retaining key employees; and

* coordinating, where possible, overseas operations, relationships and facilities, which may be subject to additional constraints imposed by local laws and regulations.

The combined company may not successfully integrate the operations of Biomerica and Lancer in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the asset purchase to the extent, or in the timeframe, anticipated. The anticipated benefits and synergies relate to cost savings associated with anticipated administrative and other operational efficiencies. However, these anticipated benefits and synergies are based on projections and assumptions, not actual experience. In addition to the integration risks discussed above, the combined company's ability to realize these benefits and synergies could be adversely impacted by practical or legal constraints.

Upon completion of the asset purchase, each Lancer shareholder shall have the right to receive between 0.677 shares and 0.336 shares of Biomerica stock, depending on the closing price of Biomerica stock in the five trading days immediately preceding the closing of the asset purchase agreement. The market values of Biomerica common stock has varied since Biomerica and Lancer entered into the asset purchase agreement and will continue to vary in the future due to changes in the business, operations or prospects of Biomerica and Lancer, market assessments of the asset purchase, regulatory considerations, market and economic considerations, and other factors. The number of shares and the dollar value of Biomerica common stock that Lancer shareholders will receive upon completion of the asset purchase will depend on the market value of Biomerica common stock at the time of completion of the asset purchase, which may be different from, and lower than, the closing price of Biomerica common stock on the last full trading day preceding public announcement that Biomerica and Lancer entered into the asset purchase agreement, the last full trading day prior to the date of this proxy statement/prospectus or the date of the annual meetings. Moreover, completion of the asset purchase may occur some time after shareholder approval has been obtained. The parties do not have a right to terminate the asset purchase agreement based upon

<PAGE 26>

changes in the market price of either Biomerica common stock or Lancer common stock.

If Biomerica's Stock Price Drops in the Period Immediately Before the Completion of the Asset Purchase Agreement, Lancer Shareholders Will Receive Fewer Biomerica Shares Than They Otherwise Would

In exchange for Lancer's assets, Biomerica is issuing to Lancer shares of its common stock. The purchase price is substantially below the net book value of Lancer. The number of shares that Biomerica shall issue will vary according to Biomerica's stock price in the period leading up to the closing of the asset purchase agreement. Under the asset purchase agreement, Biomerica will issue to Lancer $610,250 worth of its common stock, based on the average closing price of Biomerica's stock for the five days immediately preceding the day of the closing of the asset purchase agreement. However, the average closing price used to calculate the number of shares cannot be less than $0.62 or more than $1.25. Thus, if Biomerica's average closing price is $0.62 or less, Biomerica will issue 984,274 shares to Lancer. So, Lancer shareholders could conceivably receive shares worth far less than $0.62 if Biomerica's stock price suffers in the period immediately before the closing. This risk becomes more likely if Biomerica is delisted from the Nasdaq SmallCap market during the period just before the closing of the asset purchase agreement. Please see the risk factor immediately following.

Biomerica is Subject to Delisting From the Nasdaq SmallCap Market Which Will Likely Harm the Market Price of Its Shares

In September of 2001, Nasdaq notified Biomerica that it is subject to delisting from the Nasdaq SmallCap market because in the opinion of Nasdaq, it no longer meets the SmallCap market listing requirements, specifically the requirement that Biomerica maintain net tangible assets of $2,000,000 and/or shareholder's equity of $2,500,000. Biomerica appealed the decision, and on March 25, 2002, Biomerica received a ruling from the Nasdaq Listing Qualifications Panel that Biomerica would continue to be listed on the Nasdaq SmallCap market on a conditional basis. However, Biomerica must do all of the following:

* Biomerica must file this proxy
statement/prospectus.

* Biomerica must complete the asset purchase agreement.

* Biomerica must demonstrate a closing bid

<PAGE 27>

price of at least $1.00 per share; immediately thereafter, Biomerica must evidence a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. See the risk factor immediately below for a discussion of a potential reverse stock split of Biomerica's shares.

Thus, Biomerica is subject to conditional listing on the Nasdaq SmallCap market, and may be unable to maintain its listing. Biomerica currently trades under the symbol "BMRAC". The fifth character in Biomerica's stock symbol signifies that Biomerica's listing on the SmallCap market is "conditional".

There can be no assurance that Biomerica's shares will continue to trade on the Nasdaq SmallCap market. If Biomerica is ultimately delisted from the Nasdaq SmallCap market, its shares will likely begin trading on the Over-the-Counter Bulletin Board. Shares that trade on the Over-the-Counter Bulletin Board do not enjoy the same liquidity as shares that trade on the Nasdaq SmallCap market, and the combined company's stock price will likely suffer if Biomerica is delisted from the Nasdaq SmallCap market. In March of 2002, Biomerica was notified by Nasdaq that it is subject to delisting from the Nasdaq SmallCap market on a separate basis--that its share price does not meet the minimum trading price of one dollar. See the discussion of possible implementation of Biomerica reverse stock split below.

Biomerica's Shareholders Have Approved a Reverse Stock Split, Which if Implemented, May Harm Biomerica's Share Price

At Biomerica's most recent annual meeting of shareholders on November 13, 2001, its shareholders gave Biomerica's board of directors the authority to conduct a one-for-three reverse stock split of Biomerica shares. To date, Biomerica's board has not implemented the reverse stock split. A reverse stock split, if implemented, would mean that each three shares of Biomerica stock would become one share of Biomerica stock. Biomerica's board may implement the reverse stock split in order to force the trading price of Biomerica stock higher in order to maintain the minimum trading price required for listing on the Nasdaq SmallCap market. A typical result of a reverse stock split is that the net holdings of an individual shareholder will drop. If Biomerica implements the reverse split, while the price of Biomerica stock will likely rise, the total value of a shareholder's Biomerica shares will likely suffer a net decrease.

Following the Completion of the Asset Purchase, Lancer Will Become a "Blank Check" Company, and Will Be Subject to Increased Risks

Following completion of the asset purchase, Lancer will become a blank check company. A blank check company is a business entity that has no

<PAGE 28>

business operations other than to seek a merger candidate. Not all blank check companies find merger candidates. If Lancer cannot find a merger candidate, Lancer will have no choice but to cease operations.

Following the asset purchase, Lancer must continue to maintain its status as a publicly traded company while it searches for a company with which to merge. In doing so, Lancer will incur accounting and legal expenses. However, Lancer will not incur these expenses indefinitely because Lancer must either find a company with which to merge, or must ultimately cease operations. If Lancer finds a company with which to merge, either Lancer, the new company, or both, will incur substantial legal and accounting expenses to complete the merger.

The Stock Prices and Businesses of Biomerica and Lancer May Be Adversely Affected if the Asset Purchase Is Not Completed

If the asset purchase is not completed, the price of Biomerica common stock and Lancer common stock may decline to the extent that the current market prices of Biomerica common stock and Lancer common stock reflect a market assumption that the asset purchase will be completed. In addition, Biomerica's business and Lancer's operations may be harmed to the extent that customers, suppliers and others believe that the companies cannot effectively compete in the marketplace without the asset purchase, or there is customer and employee uncertainty surrounding the future direction of the product and service offerings and strategy of Biomerica or Lancer on a standalone basis. In the event the asset purchase is not completed, Biomerica intends to evaluate its strategic options for addressing the lack of profitability in certain of its businesses. Completion of the asset purchase is subject to several closing conditions, including obtaining Lancer shareholder approvals, and Biomerica and Lancer may be unable to obtain such approvals on a timely basis or at all.

Biomerica and Lancer Will Incur Substantial Fees in Connection With the Asset Purchase Even if the Asset Purchase Is Not Completed

Biomerica and Lancer will also be required to pay significant costs incurred in connection with the asset purchase, including legal and accounting fees, whether or not the asset purchase is completed.

The Combined Company May Have Difficulty Raising Working Capital

Historically, both Biomerica and Lancer have shown losses. The current cash position of both companies is low. It may become necessary to raise more capital to ensure continuing operations. There can be no assurance that additional investment capital will be available, or that it will be

<PAGE 29>

available on favorable terms.

The Tax Treatment of the Asset Purchase Could Have Adverse Consequences for Current Lancer Shareholders

The asset purchase has been structured to qualify as a tax-free reorganization for federal income tax purposes under the Internal Revenue Code. Neither Lancer nor Biomerica has secured the opinion of a tax advisor regarding the tax treatment of the asset purchase. Furthermore, neither company will seek a letter ruling from the IRS regarding the tax treatment of the asset purchase. Assuming the asset purchase so qualifies, Lancer shareholders generally will not recognize gain or loss for federal income tax purposes as a result of receiving Biomerica common stock pursuant to the transaction, except with respect to cash received due to the exercise of dissenter's rights. You should carefully read the discussion in the section entitled "United States Federal Income Tax Consequences of the Asset Purchase" beginning on page 55 of this proxy statement/prospectus. Further, you are encouraged to consult your tax advisor because tax matters can be complicated, and the tax consequences of the asset purchase to you will depend upon your own situation. If the asset purchase is not deemed a tax-free reorganization by the Internal Revenue Service, then the receipt of Biomerica shares by Lancer shareholders may be taxable as income.

Lancer Has Cumulated Net Operating Losses That Will Be Substantially Limited to Offset Operating Income Following the Asset Purchase Agreement

Lancer has cumulated net operating losses over the past several years of operations. Lancer's cumulated net operating losses could normally be used to offset future operating income, thereby reducing Lancer's taxable income. Following the asset purchase agreement, however, Lancer's cumulated net operating losses will be substantially limited pursuant to the Internal Revenue Code to offset operating income, and therefore Lancer will not be able to benefit from the tax savings it otherwise would enjoy due to its cumulated net operating losses.


Customer Uncertainties Related to the Asset Purchase Could Adversely Affect the Businesses, Revenues and Gross Margins of Biomerica, Lancer, and the Combined Company

In response to the announcement of the asset purchase or due to ongoing uncertainty about the asset purchase, customers of Biomerica or Lancer or the combined company may delay or defer purchasing decisions or elect to switch to other suppliers.

<PAGE 30>


The Combined Company May Fail to Retain and Motivate Key Employees

In order to be successful, the combined company must retain and motivate executives and other key employees, including those in managerial, technical, and marketing positions. Experienced management and technical, marketing and support personnel in our industries are in high demand and competition for their talents is intense. Employee retention may be a particularly challenging issue in connection with the asset purchase. Employees of Biomerica or Lancer may experience uncertainty about their future role with the combined company until or after strategies with regard to the combined company are announced or executed. This circumstance may adversely affect the combined company's ability to attract and retain key management, marketing and technical personnel. The combined company also must continue to motivate employees and keep them focused on the strategies and goals of the combined company, which may be particularly difficult due to the potential distractions of the asset purchase, morale challenges posed by the separate workforce reductions being implemented by Biomerica and Lancer and the additional workforce reductions of the combined company anticipated in connection with the asset purchase.

The International Economic Downturn Could Adversely Affect the Revenues, Gross margins and Expenses of the Combined Company

Softening demand for the products and services of Biomerica and Lancer caused by the ongoing economic downturn may result in decreased revenues, earnings levels or growth rates and problems with the saleability of inventory and realizability of customer receivables for the combined company. The global economy has weakened and market conditions continue to be challenging. As a result, individuals and companies are delaying or reducing expenditures in many areas.

Terrorist Acts and Acts of War May Seriously Harm the Combined Company's Business and Revenues, Costs, and Expenses

Terrorist acts or acts of war (wherever located around the world) may cause damage or disruption to the combined company, its employees, facilities, partners, suppliers, distributors and resellers, and customers, which could significantly impact the combined company's revenues, costs and expenses and financial condition. The terrorist attacks that took place in the United States on September 11, 2001 were unprecedented events that have created many economic and political uncertainties, some of which may materially harm the combined company's business and results of operations. The long-term effects on the combined company of the September 11, 2001 attacks are unknown. The potential for

<PAGE 31>

future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility have created many economic and political uncertainties, which could adversely affect the business and results of operations of Biomerica, Lancer or the combined company in ways that cannot presently be predicted. In addition, as companies with headquarters and significant operations located in the United States, Biomerica, Lancer or the combined company may be impacted by actions against the United States. The combined company will be predominantly uninsured for losses and interruptions caused by terrorist acts and acts of war.

Business Disruptions Could Seriously Harm the Future Revenues and
Financial Condition and Increase the Costs and Expenses of the Combined
Company

The combined company's operations could be subject to natural disasters and other business disruptions, which could seriously harm its revenues and financial condition and increase its costs and expenses. The corporate headquarters of the combined company, a portion of its research and development activities, other critical business operations and some of its suppliers will be located in California, near major earthquake faults. The ultimate impact on the combined company, its significant suppliers and its general infrastructure of being located near major earthquake faults is unknown, but the combined company's revenues, financial condition and costs and expenses could be significantly impacted in the event of a major earthquake. In addition, some areas, including California, have experienced, and may continue to experience, ongoing power shortages, which have resulted in "rolling blackouts." These blackouts could cause disruptions to the operations of the combined company or the operations of its suppliers, distributors and resellers, or customers. The combined company will be predominantly uninsured for losses and interruptions caused by earthquakes, power outages and other natural disasters.

Lancer's Manufacturing Operations Are Located in Mexico, and Are Subject to Political and Economic Risk

Lancer's manufacturing operations are conducted at a plant in Mexicali, Mexico. As such, Lancer's manufacturing operations are subject to significant economic and political risks. As a developing country, Mexico does not enjoy the same political and economic stability as the United States. Thus, the combined company will be subject to such risks, and even a small degree of political and/or economic instability could seriously disrupt Lancer's manufacturing operations.

Unforeseen Environmental Costs Could Impact the Combined Company

<PAGE 32>


Some of the combined company's operations will use substances regulated under various federal, state and international laws governing the environment. The combined company could be subject to liability for remediation if it does not handle these substances in compliance with applicable laws. It will be the combined company's policy to apply strict standards for environmental protection to sites inside and outside the United States. The combined company will record a liability for environmental remediation and related costs when it considers the costs to be probable and the amount of the costs can be reasonably estimated. Neither Biomerica nor Lancer has incurred environmental costs that are presently material to it, and neither Biomerica nor Lancer is presently subject to known environmental liabilities that it expects to be material.

Biomerica's and Lancer's Revenues and Profitability Have Historically Varied, and Will Likely Continue to Vary Widely

The revenues and profit margins of Biomerica and Lancer vary among their respective products, customer groups and geographic markets. Overall profitability in any given period is dependent partially on the product, customer and geographic mix reflected in that period's net revenue, and therefore revenue and gross margin trends cannot be reliably predicted. Actual trends may cause the combined company to adjust its operations, which could cause period-to-period fluctuations in the combined company's results of operations.

Biomerica and Lancer Sell Dissimilar Products, Which May Yield Only Marginal Synergies and Efficiencies Following the Completion of the Asset Purchase Agreement

Biomerica's and Lancer's products are dissimilar. While Biomerica and Lancer believe that a combined company will enjoy reductions in administrative expenses, the lack of synergies among product lines could result in only marginal or no improvements in efficiencies in manufacturing and sales.

Biomerica's Stock Price Has Historically Fluctuated and May Continue to
Fluctuate

Biomerica's stock price, like that of other medical and medical technology companies, can be volatile. Some of the factors that can affect its stock price are:

* the announcement of new products, services or technological innovations by Biomerica or its competitors;

<PAGE 33>


* quarterly increases or decreases in Biomerica's revenue or earnings;

* changes in quarterly revenue or earnings estimates by the investment community; and

* speculation in the press or investment community about Biomerica's strategic position, financial condition, results of operations, business or significant transactions.

Biomerica Is Subject to Intense Competition

Human immunodiagnostics is an intensely competitive field in which there are a number of well-established companies. Many of Biomerica's competitors have substantially greater financial resources and larger, more established sales, marketing, and service organizations. The primary bases of competition in the immunodiagnostic testing market are throughput, ease-of-use, price, breadth of test menu, quality of results and service. There can be no assurance that Biomerica will be able to compete successfully on any of these bases.

Biomerica believes that its principal competitors are both large companies with a diagnostic division such as Abbott Laboratories, Becton, Dickinson and Company, Boehringer Mannheim, GmbH, Chiron/Ciba-Corning Diagnostics Corporation and Johnson & Johnson, and small companies in the point of care market. These companies have an established position in the clinical and point of care markets with systems based on traditional immunoassay technologies. No assurance can be given that Biomerica's products will compete successfully with existing or future products of such competitors or that new competitors will not enter the market with competing technologies.

Lancer Is Subject to Intense Competition

Many of Lancer's competitors have substantially greater financial resources and larger, more established sales, marketing, and service organizations. Lancer believes that there are six major competitors in the orthodontic products field; Unitek, a division of 3M; Sybron Dental Specialties; RMO Inc.; American Orthodontics; GAC and Dentaurum. The primary bases of competition in the orthodontic market are price, quality and service. There can be no assurance that Lancer will be able to compete successfully on any of these bases.

The Combined Company Must Protect Its Intellectual Property Against Infringers, and Cannot Always Effectively Do So

<PAGE 34>

Biomerica seeks patent protection on selected products, but in general does not have patent protection for the majority of its products, and instead strives to maintain the confidentiality of its proprietary know-how. Biomerica believes that the patent positions of any medical device manufacturer are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved. Lancer owns four patents, but like Biomerica, it does not seek patent protection for all its products. There can be no assurance, however, that these patents will provide significant proprietary protection or will be circumvented or invalidated. Furthermore, there can be no assurance that products without patent protection will provide significant proprietary protection.

The Combined Company Must Meet the Demands of Changing Customer
Requirements and Technological Developments

The diagnostic and orthodontic industries are characterized by ongoing technological developments and changing customer requirements. As a result, the combined company's success and continued growth will depend on its ability in a timely manner to develop and successfully introduce into the marketplace, enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by the combined company's competition. There can be no assurance that the combined company will be successful in developing products on a timely basis or that such products will adequately address the changing needs of the marketplace.

The Combined Company Will Be Subject to Intense Government Regulation

Biomerica's immunodiagnostic products are regulated in the United States as medical devices primarily by the FDA and as such, require regulatory clearance or approval prior to commercialization. Pursuant to the Federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder, the FDA regulates, among other things, the clinical testing, manufacture, labeling, promotion, distribution, sale and use of medical devices in the United States. Failure of Biomerica to comply with applicable regulatory requirements can result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, the government's refusal to grant premarket clearance or premarket approval of devices, withdrawal of marketing approvals, and criminal prosecution.

Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The time required to obtain registrations or approvals required by foreign countries may be longer or shorter than that required for FDA clearance

<PAGE 35>

or approval, and requirements for licensing may differ significantly from FDA requirements. There can be no assurance that Biomerica will be able to obtain regulatory clearances for its current or any future products in the United States or in foreign markets.

Lancer's products are also subject to regulation by the FDA under the Medical Device Amendments of 1976 (the "Amendments"). Lancer has registered with the FDA as required by the Amendments. There can be no assurance that Lancer will be able to obtain regulatory clearances for its current or any future products in the United States or in foreign markets.

Reimbursement Policies Present a Significant Challenge to the Business of the Combined Company

Political, economic and regulatory influences are subjecting the health care industry in the United States and other countries to fundamental change. Although Congress has failed to pass comprehensive health care reform legislation to date, Lancer and Biomerica anticipate that Congress, state legislatures and the private sector will continue to review and assess alternative benefits, controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, the creation of large insurance purchasing groups, price controls on pharmaceuticals and other fundamental changes to the health care delivery system. Any such proposed or actual changes could cause any potential partners of the combined company to limit or eliminate spending on collaborative development projects. Legislative debate is expected to continue in the future, market forces are expected to demand reduced costs and the combined company cannot predict what impact the adoption of any federal or state health care reform measures or future private sector reforms may have on its business.

In both domestic and foreign markets, sales of the combined company's products will depend in part on the availability of reimbursement from third-party payors such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost effectiveness of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. There can be no assurance that the combined company's products will be considered cost effective or that adequate third-party reimbursement will be available to enable the combined company to maintain price levels sufficient to realize an appropriate return on its investment in product development. Legislation and regulations affecting the pricing of health care services may change, which could affect the combined company's products and could

<PAGE 36>

further limit reimbursement for medical products and services.

Biomerica and Lancer Are Subject to the Risk of Product Liability Claims, and Insurance May Not Be Available

Testing, manufacturing and marketing of Biomerica's and Lancer's products entail risk of product liability. Biomerica and Lancer currently have product liability insurance. There can be no assurance, however, that the combined company will be able to maintain such insurance at a reasonable cost or in sufficient amounts to protect it against losses due to product liability. An inability to maintain insurance at an acceptable cost or to otherwise protect against potential product liability could prevent or inhibit the commercialization of its products. In addition, a product liability claim or recall could have a material adverse effect on the business or financial condition of the combined company.

An Accident Involving Hazardous Materials Could Harm Our Business
----------

Biomerica's and Lancer's research and development involves the controlled use of hazardous materials and chemicals. Although Biomerica and Lancer believe that its safety procedures for handling and disposing of such materials comply with the standards prescribed by state and federal regulations, and the regulations of Mexico, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, the combined company could be held liable for any damages that result and any such liability could exceed the resources of the combined company. The combined company may incur substantial costs to comply with environmental regulations.

----------
THE ANNUAL MEETING OF LANCER SHAREHOLDERS
----------

Date, Time and Place
----------

The Lancer annual meeting will be held at 10:30 a.m., local time, on June 4, 2002 at the offices of Biomerica at 1533 Monrovia Avenue, Newport Beach, CA 92663. The telephone number is (949) 645-2111.

Matters to Be Considered at the Annual Meeting
----------

At the Lancer annual meeting, Lancer shareholders will be asked to vote on the following proposals:

<PAGE 37>


1. To elect a board of directors for Lancer for the year 2002.

2. To consider and vote upon the proposal to approve and adopt the asset purchase agreement between Lancer and Biomerica and approve the asset purchase, which is the subject of this joint proxy statement/prospectus.

3. Lancer shareholders also will consider any other business that may properly come before the Lancer annual meeting or any adjournment or postponement of the Lancer annual meeting. Lancer currently does not contemplate that any other matters will be considered at the Lancer annual meeting.

Information Regarding the Election of Directors
----------

The Directors to be elected at the meeting will hold office until the next annual meeting or until their successors shall be elected and qualified. The persons named in the enclosed proxy card will vote the shares represented by the proxies given to them for the election of the four (4) nominees listed in the table below, unless authority to do so is withheld. The shares represented by proxies will not be voted for a greater number of persons than the number of nominees listed below; however, the proxy holders have the right (subject to the same conditions as apply to cumulation of votes by a shareholder) to cumulate the votes represented by proxies and to distribute the votes among the listed nominees in such manner as they see fit to elect the maximum number of such nominees. If any nominees should not be available for election as Directors, which the board of directors and management do not presently anticipate, the persons named in the enclosed proxy will vote for the election of such other person as the board of directors and management may recommend.

The board of directors has nominated the following four persons to serve as Directors until the next annual meeting of shareholders or until their successors have been duly elected and qualified. There is one vacancy on the board of directors.

==============================================================
Name                 Age     Position
==============================================================
Zackary Irani        35      Chairman of the Board, CEO, and Director
Janet Moore          51      Secretary and Director
Dr. Robert Orlando   63      Director
Dr. Francis Cano     57      Director
==============================================================

<PAGE 38>

The following is a summary of the Directors' experiences with Lancer and their other business experience:

Mr. Zackary Irani has been a Director of Lancer since October 29, 1992. Mr. Irani was elected Chairman of the Board effective April 30, 1997, and was elected Chief Executive Officer effective October 24, 1997. Mr. Irani has been the Chief Executive Officer, Chairman, and Treasurer of Biomerica since August 1997. Prior to that time, Mr. Irani served as Vice President of Business Development of Biomerica since July 1994 and Business Development Manager of Biomerica since 1988. Mr. Irani also serves as a Director of Biomerica and a Director of Allergy Immuno Technologies, Inc., a publicly held corporation controlled by Biomerica.

Ms. Moore has been a Director of Lancer since October 25, 1996, and was a Director of Lancer from October 29, 1992 through November 4, 1994. Ms. Moore has been an employee of Biomerica since 1976 and currently serves as the Secretary of Biomerica and as a Director of Biomerica.

Dr. Orlando has been a Director of Lancer since July 20, 1988. Dr. Orlando is a professor of pathology and has served as Chief Pathologist of Whittier Hospital in Whittier, California, since 1981 and of Beverly Hospital in Montebello, California, since 1991. Dr. Orlando has also been a professor at the Southern California College of Optometry in Fullerton, California, since 1972. Dr. Orlando also serves as a Director of Biomerica and as a Director of Allergy Immuno Technologies, Inc., a publicly held corporation controlled by Biomerica.

Dr. Cano has served as a Director of Lancer since May 2001. Dr. Cano currently works as a consultant in the biomedical field. From 1996 to 1997, Dr. Cano served as Senior Vice President - Biotechnology of PDM, an information technology company. From 1992 to 1996, he served as President and Chief Operating Officer of Aviron, a public biotechnology company focused on developing viral vaccines for disease prevention. Dr. Cano was also involved in developing a vaccine business at a division of American Cynamid Corporation.


Meetings of the board of directors and its Committees

The board of directors met six times during the fiscal year ended May 31, 2001 (the "2001 Fiscal Year"). In 1979, the board of directors of Lancer created an Executive Committee, which is vested with all the authority of the board of directors of Lancer, except as restricted by the Lancer's Bylaws and the California General Corporation Law. The Executive Committee is presently composed by Mr. Zackary Irani, and Ms. Janet

<PAGE 39>

Moore. The Executive Committee did not meet during the 2001 Fiscal Year.

The Audit Committee is presently composed of Ms. Moore and Dr. Orlando. The Audit Committee met once with the auditors during the 2001 Fiscal Year.

The Executive Compensation Committee is composed of Ms. Moore and Dr. Orlando. The Executive Compensation Committee did not meet in Fiscal 2001. The Compensation Committee of the board of directors reviews and makes recommendations to the Board regarding all forms of compensation and benefits provided Lancer's officers. In addition, the Compensation Committee establishes and reviews general policies relating to the compensation and benefits of all Lancer's employees.

Each outside Director is to be paid $500 for each Board or Committee meeting attended and $200 for each telephonic meeting. In May 2000, 54,725 previously unissued shares of the Lancer's common stock were issued to outside directors as payment for accrued fees. Currently no accrued fees are owed to the Directors. Lancer has no other committees.

Lancer's Executive Compensation

The following table presents, for each of the last three fiscal years, the annual compensation earned by the Chief Executive Officer. Neither the Chief Executive Officer nor any other officer of Lancer earned in excess of $100,000 during any of the last three fiscal years.

Summary Compensation Table

=====================================================================================
               Annual Compensation              Long Term Compensation
=====================================================================================
                                                Awards                   Payouts
                                                =====================    =========
                                                           Securities
Name and                                Other   Restricted Underlying
Principal                               Annual  Stock      Options/      LTIP      All Other
Position (1)    Year  Salary (2)  Bonus Comp.   Awards     SARs          Payouts   Compensation
Zackary Irani,
Chairman of     1999  $4,500 (3)   --   --       --        --             --        --
the Board and   2000  $7,700 (3)   --   --       --        --             --        --
Chief Exec.     2001  $3,000 (3)   --   --       --        --             --        --
Officer
=====================================================================================

<PAGE 40>

(1) Mr. Zackary Irani was elected Chairman of the Board effective April 30, 1997, and was elected Chief Executive Officer effective October 24, 1997.

(2) There were no other forms of compensation earned or paid during the last three fiscal years.

(3) This sum represents director's fees which have been accrued and partially paid with shares of common stock.


Stock Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options granted in the fiscal year ended May 31, 2001, to Lancer's Chief
Executive Officer.

Individual Grants

===================================================================
          Number         Percent of Total
          of Securities  Options/SARs
          Underlying     Granted to        Exercise
          Options/SARs   Employees in      or Base       Expiration
Name      Granted (#)    Fiscal Year       Price($/Sh)   Date
===================================================================
Zackary
Irani     --               --               --            --
===================================================================

Options Exercises and Fiscal Year End Values

The following table presents information for the named officer in the Summary Compensation Table with respect to options exercised during Fiscal 2001 and unexercised options held as of the end of the fiscal year.

<PAGE 41>

===========================================================================================
            Aggregated Option/SAR Exercises in Last Fiscal Year
                       and FY-End Option/SAR Values
===========================================================================================
              Shares                 Number of Securities          Value of Unexercised
              Acquired    Value      Underlying Unexercised        in the Money Options
              On          Realized   Options at Fiscal Year End    at Fiscal Year End (1)
Name          Exercise    ($)        Exercisable   Unexercisable   Exercisable   Unexercisable
===========================================================================================
Zackary Irani -0-         -0-        -0-           -0-             -0-           -0-
===========================================================================================

Stock Options

Under the 2000 Stock Incentive Plan (the "Plan"), Lancer is authorized to grant stock options to key employees, officers, and directors of the Company (or its parent corporation), non-employee members of the board of directors of the Company (or its parent), and consultants who provide valuable services to the Company. Any options outstanding at date of plan termination will remain in effect. Under the plan, 450,000 shares have been authorized for grant or issuance. Stock options granted under the Plan shall be granted at an option price not less than 85% of the fair market value for options granted to employees, or less than 100% of the fair market value for options granted to non-employees. The fair market value of the stock is as of the date the option is granted. Most options granted under the Plan to date expire five (5) years from the date of their respective grant and all were granted at fair market value at the date of grant. As of February 12, 2002, options to purchase 323,000 shares of Common Stock were outstanding at exercise prices ranging from $.25 to $1.00 per share with an average exercise price of $0.67. As of February 12, 2002, options to purchase 239,916 shares of Common Stock were exercisable.

Section 16 Compliance

The rules of the Securities and Exchange Commission require disclosure of late Section 16 filings by Lancer's directors, officers, and persons who beneficially own more than 10% of the Lancer's stock. To the best of Lancer's knowledge and belief, there were no late filings under Section 16 by or for any of Lancer's directors and officers during Fiscal 2001.

Audit Committee Report

The Audit Committee reviewed and discussed with Lancer's management and BDO Seidman, LLP the audited financial statements of the Company contained in the Company's Annual Report on Form 10-KSB for the 2001 fiscal year and the matters required to be discussed pursuant to SAS No.
61.  The Audit Committee also received and reviewed the written

<PAGE 42>


disclosures and the letter from BDO Seidman, LLP required by ISB Standard No. 1 regarding independence. Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the aforementioned financial statements be included in the 2001 Annual Report on Form 10-KSB.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of Lancer's annual financial statements for the year ended May 31, 2001 was $27,500. Lancer was billed a total of $15,000 for the reviews of the financial statements included in Lancer's Form 10-QSB for the three quarters during fiscal year ended May 31, 2001.



Financial Information Systems Design and Implementation Fees

There were no fees billed by the principal accountants for professional services with respect to financial information systems design and implementation for the fiscal year ended May 31, 2001.

All Other Fees

There were no other services rendered during the fiscal year ended May 31, 2001, with respect to general consulting or income tax preparation.

The audit committee has considered that the provision of the above services has not impaired the principal accountant's ability to maintain independence.

It is expected that a representative of BDO Seidman, LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of Lancer's Common Stock as of the date of this Proxy
Statement, by (i) each person known to Lancer to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director, including the nominees for director, and each executive officer of Lancer, and (iii) all executive officers and directors as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her.

<PAGE 43>

======================================================================
Name and Address of       Amount and Nature of         Percent
Beneficial Owner(1)(2)    Beneficial Ownership(3)      of Class (2)
======================================================================
Biomerica                 645,967(4)                  30.8%
Zackary Irani             122,682(5)                   5.6%
Janet Moore               310,163(6)                  14.7%
Dr. Robert Orlando         32,042(7)                   1.5%
Dr. Francis Cano           10,000(8)                    .5%
All executive officers
and directors as a
group (4 persons)         437,221(9)                  20.3%
======================================================================

(1) The address for Mr. Irani, Ms. Moore, Dr. Orlando, and Dr. Cano is 1533 Monrovia Avenue, Newport Beach CA 92663.

(2) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Any shares of Common Stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group. Percentage ownership for each named beneficial owner, and the beneficial ownership of the directors and executive officers as a group, is based on 2,098,620 issued and outstanding shares of Common Stock.

(3) Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and depositive power with respect to such shares.

(4) Biomerica, Inc.'s address is 1533 Monrovia Avenue, Newport Beach CA
92663.

(5) Includes 91,542 shares of Common Stock underlying options exercisable by Mr. Irani at or within 60 days after the date of the proxy.

(6) Includes 2,771 shares in the name of Ms. Moore's minor sons and 13,500 shares of Common Stock underlying options exercisable by Ms. Moore at or within 60 days after the date of the proxy.

(7) Includes 13,500 shares of Common Stock underlying options exercisable by Dr. Orlando at or within 60 days after the date of the proxy.

<PAGE 44>

(8) Includes 10,000 shares of Common Stock underlying options exercisable by Dr. Cano at or within 60 days after the date of the proxy.

(9) Includes 128,452 shares underlying options exercisable at or within 60 days after the date of the proxy.

Admission to the Annual meeting
----------

Only Lancer shareholders, including joint holders, as of April 30, 2002 and other persons holding valid proxies for the annual meeting are entitled to attend the annual meeting. All shareholders and their proxies should be prepared to present photo identification. In addition, if you are a record holder, your name is subject to verification against the list of record holders on the record date, April 30, 2002, prior to being admitted to the meeting. Lancer shareholders who are not record holders but hold shares through a broker or nominee (i.e., in street name) should be prepared to provide proof of beneficial ownership on the record date, such as a recent account statement prior to April 30, 2002, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

Method of Voting; Record Date; Stock Entitled to Vote; Quorum
----------

Lancer shareholders are being asked to vote both shares held directly in their name as shareholders of record and any shares they hold in street name as beneficial owners. Shares held in street name are shares held in a stock brokerage account or shares held by a bank or other nominee.

The method of voting differs for shares held as a record holder and shares held in street name. Record holders will receive proxy cards. Holders of shares in street name will receive voting instruction cards in order to instruct their brokers or nominees how to vote.

Proxy cards and voting instruction cards are being solicited on behalf of the Lancer board of directors from Lancer shareholders in favor of the proposal to approve and adopt the asset purchase agreement and approve the asset purchase.

<PAGE 45>

Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, shareholders who hold shares in more than one brokerage account will receive a separate voting instruction card for each brokerage account in which shares are held. Shareholders of record whose shares are registered in more than one name will receive more than one proxy card. Therefore, Lancer shareholders should complete, sign, date and return each proxy card and voting instruction card they receive.

Only shareholders of record of Lancer at the close of business on April 30, 2002, the record date for the Lancer annual meeting, are entitled to receive notice of, and have the right to vote at, the Lancer annual meeting. On the record date, approximately 2,098,624 shares of Lancer common stock were issued and outstanding. Shareholders of record of Lancer on the record date are entitled to one vote per share of Lancer common stock on the proposal to approve and adopt the asset purchase agreement and approve the asset purchase.

A quorum of shareholders is necessary to have a valid meeting of Lancer shareholders. A majority of the shares of Lancer common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the Lancer annual meeting in order for a quorum to be established.

Abstentions and broker "non-votes" count as present for establishing a quorum. A broker "non-vote" occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given. Shares held by Lancer in its treasury do not count toward establishing a quorum.

Adjournment and Postponement
----------

Lancer shareholders may be asked to vote upon a proposal to adjourn or postpone the Lancer annual meeting.

Share Ownership of Lancer Directors and Executive Officers

At the close of business on the date of this proxy statement/prospectus, directors and executive officers of Lancer and their affiliates beneficially owned and were entitled to vote 51.19 percent of the 2,098,624 shares of Lancer common stock outstanding on that date.

<PAGE 46>


Voting Procedures
----------

Submitting Proxies or Voting Instructions
----------

Lancer shareholders of record may vote their shares by attending the Lancer annual meeting and voting their shares in person at the annual meeting, or by completing their proxy cards and signing, dating and mailing them in the enclosed self-addressed envelopes. If a proxy card is signed by a shareholder of record of Lancer and returned without voting instructions, the shares represented by the proxy will be voted "FOR" the proposal to approve and adopt the asset purchase agreement and approve the asset purchase, and in the discretion of Zackary Irani, as the proxy holder, on any other business that may properly come before the Lancer annual meeting or any adjournment or postponement of the Lancer annual meeting.

Lancer shareholders whose shares are held in the name of a broker or nominee must either direct the record holder of their shares as to how to vote their shares of Lancer common stock or obtain a proxy from the record holder to vote at the Lancer annual meeting. Beneficial holders of Lancer common stock should check the voting instruction cards used by their brokers or nominees to see if they may vote by using the telephone or the Internet.

Revoking Proxies or Voting Instructions
----------

Lancer shareholders of record may revoke their proxies at any time prior to the time their proxies are voted at the Lancer annual meeting. Proxies may be revoked by written notice to the corporate secretary of Lancer, by a later-dated proxy signed and returned by mail, or by attending the Lancer annual meeting and voting in person. Lancer shareholders of record may also revoke proxies by a later-dated proxy using the telephone or Internet voting procedures described on their Proxy cards.

Lancer shareholders whose shares are held in the name of a broker or nominee may change their votes by submitting new voting instructions to their brokers or nominees. Those Lancer shareholders may not vote their shares in person at the Lancer annual meeting unless they obtain a signed proxy from the record holder giving them the right to vote their shares.

Proxy Solicitation
----------

<PAGE 47>


Lancer is soliciting proxies for the Lancer annual meeting from Lancer shareholders. Each company will share equally the cost of printing and filing this proxy statement/prospectus and the registration statement on Form S-4, of which it forms a part, that has been filed by Biomerica with the Securities and Exchange Commission.

Other than the costs shared with Biomerica, the cost of soliciting proxies from Lancer shareholders will be paid by Lancer. In addition to solicitation by mail, directors, officers and employees of Lancer may also solicit proxies from shareholders by telephone, telecopy, telegram or in person. Lancer will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners. Upon request, Lancer will reimburse those brokerage houses and custodians for their reasonable expenses in so doing.

Please do not send in any Lancer stock certificates with your proxy cards or voting instruction cards.

Contact for Questions and Assistance in Voting
----------

Any Lancer shareholder who has a question about the asset purchase or how to vote or revoke a proxy, or who needs additional copies of this proxy statement/prospectus or voting materials should contact :
   Lancer Orthodontics, Inc.
   Attn: John Dodge
   253 Pawnee Street
   San Marcos, CA 92069
   (760) 744-5585

Other Matters
----------

Lancer is not aware of any other business to be acted upon at the Lancer annual meeting. If, however, other matters are properly brought before the Lancer annual meeting or any adjournment or postponement of the Lancer annual meeting, the persons named as proxy holders, Janet Moore and Zackary Irani, will have discretion to act on those matters, or to adjourn or postpone the Lancer annual meeting.

----------
THE ASSET PURCHASE
----------

<PAGE 48>

The following is a description of the material aspects of the asset purchase transaction, including the asset purchase agreement. While we believe that the following description covers the material terms of the asset purchase, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement/prospectus, including the asset purchase agreement attached to this proxy statement/prospectus as Exhibit 99.3, and the amendment to the asset purchase agreement attached to this proxy statement/prospectus as Exhibit 99.4 for a more complete understanding of the asset purchase.

How the Asset Purchase Is Structured
----------

Biomerica and Lancer have signed a contract, an "Asset Purchase Agreement by and Between Lancer Orthodontics, Inc. and Biomerica, Inc." Under this asset purchase agreement, including one amendment, Biomerica has agreed to purchase all of the assets and most of the liabilities of Lancer, in exchange for Biomerica stock. The asset purchase agreement is attached as
Exhibit 99.3 to this proxy statement/prospectus. Following the asset purchase, Lancer will own between 488,200 and 984,274 shares of Biomerica. The section entitled, "How the Purchase Price is Calculated and Lancer's Subsequent Dividend of Biomerica Shares to Lancer's Shareholders," explains how the number of shares that Lancer is to receive is calculated. Once Lancer receives the Biomerica shares, Lancer will dividend the Biomerica shares out to Lancer shareholders.

Note that our transaction is not a merger, it is only a purchase of assets. Thus, Lancer will not be merged with Biomerica, Lancer shareholders will retain their Lancer shares, and Lancer shareholders will receive shares of Biomerica. Upon completion of the asset purchase, Lancer will have sold all of its operations to Biomerica, and Lancer will become a blank check company with no operations other than to seek a company with which to merge.

The boards of both Lancer and Biomerica have executed the asset purchase agreement document, but the asset purchase agreement will not be completed until a formal closing takes place. Several conditions to closing remain, and the asset purchase agreement is subject to termination.

Reasons for the Asset Purchase Agreement
----------

Overview

<PAGE 49>

The boards of directors and management teams of both Biomerica and Lancer believe that the proposed asset purchase represents the best strategic alternative for delivering increased value to our respective shareholders.

Biomerica and Lancer currently enjoy a close relationship. Lancer is a Biomerica subsidiary; Biomerica holds over 30% of the outstanding shares of Lancer. Both companies manufacture medical products. The two companies share common board members. All of Lancer's four directors sit on Biomerica's board, comprised of seven directors. Despite this close relationship, both companies incur many duplicative administrative, accounting, marketing, legal, and professional expenses. A combined company will market products more effectively, and will incur lesser expenses than two separate companies.

Strategic Benefits of the Asset Purchase Agreement

Both Biomerica and Lancer believe that the asset purchase agreement is beneficial to both companies for the following reasons:

* A combined company will mean that both companies can share the burden of administrative expenses, rather than bear those expenses individually.

* A combined company will mean that both companies can share the burden of accounting and audit fees, rather than bear those expenses individually.

* A combined company will mean that both companies can share the burden of legal expenses and record keeping associated with their reporting obligations under the Securities and Exchange Act of 1934, rather than bear those expenses individually.

* Lancer shareholders will enjoy the greater liquidity of ownership of Biomerica shares, which trade on the Nasdaq SmallCap market (however, Lancer shareholders should note that Nasdaq has recently notified Biomerica that it is subject to delisting from the Nasdaq SmallCap market because in the opinion of Nasdaq, it no longer meets the SmallCap market listing requirements).

* Following the asset purchase agreement, Biomerica has a greater chance of maintaining its listing on the Nasdaq SmallCap market.

Conditions to the Asset Purchase Agreement

<PAGE 50>

----------

Several conditions must be satisfied before we complete the asset purchase agreement. If these conditions are not met, and the parties do not agree to waive the failure of these conditions, then the asset purchase agreement will not be completed. The material conditions that must be satisfied are summarized below:

* Lancer shareholders must vote to approve the asset purchase agreement at Lancer's annual meeting on June 4, 2002;

* Both parties must materially comply with the covenants and warranties they made in the asset purchase agreement, except if a variance would not have a materially adverse effect on the other party;

* The absence of any law, regulation, injunction, or order making the asset purchase illegal or otherwise prohibiting the asset purchase which would have a material impact on Biomerica on a combined basis with Lancer;

* Lancer must deliver to Biomerica a consent from its bank transferring its line of credit to Biomerica;

* Biomerica is approximately a 30% shareholder in Lancer, and will not participate in the dividend of Biomerica shares to Lancer shareholders following the completion of the asset purchase agreement. Therefore, Biomerica must deliver to Lancer an agreement waiving any and all right to any distribution or dividend of the Biomerica shares that form the purchase price under the asset purchase agreement. Thus, the Biomerica shares will be distributed solely to the remaining 70% of Lancer shareholders; and

* Lancer must deliver consent letters from Lancer's landlords agreeing to assign Lancer's commercial leases to Biomerica.

Biomerica and Lancer May Terminate the Asset Purchase Agreement Under Specified Circumstances
----------

Under circumstances specified in the asset purchase agreement, either Biomerica or Lancer may terminate the asset purchase agreement. These circumstances generally include if:

* both parties mutually agree to terminate the asset purchase agreement;

* either party breaches a representation, warranty or covenant in the

<PAGE 51>

asset purchase agreement that is not cured within 20 days following written notice of the breach; or

* a final, non-appealable order of a court or other action or inaction of any governmental authority has the effect of permanently prohibiting completion of the asset purchase.

Opinion of Lancer's Financial Advisor Regarding the Asset Purchase
----------

On March 18, 2002, Willamette Management Associates delivered its written opinion to Lancer's and Biomerica's board of directors that, as of that date and subject to the assumptions, considerations and limitations set forth in its opinion, the exchange ratio provided for in the asset purchase agreement is fair, from a financial point of view, to Lancer. Willamette Management Associates provided its opinion for the information and assistance of the Lancer and Biomerica boards of directors in connection with the boards' consideration of the asset purchase. The Willamette Management Associates opinion is not a recommendation as to how any Lancer shareholder should vote with respect to the proposal to approve the issuance of shares of Biomerica common stock in connection with the asset purchase.


Lancer's Plan Following the Asset Purchase
----------

Assuming the asset purchase agreement is completed, Biomerica will operate both Biomerica and Lancer's former operations as a combined company, while Lancer will become a blank check company, a company without any operations other than to seek a merger candidate. However, for at least the foreseeable future, Lancer will remain a legal entity, its shares will continue to trade on the Over-the-Counter Bulletin
Board, and it will continue to make periodic filings to the SEC, such as quarterly and annual reports, and will remain a fully reporting company. Fully reporting blank check companies are valuable because they are attractive merger candidates for private companies that wish to become public through a merger with the blank check company.

Thus, there are essentially two possible outcomes for Lancer. The more likely outcome, and one the Lancer directors intend to pursue, is to find an operating company to merge with Lancer. If Lancer merges with an operating company, Lancer shareholders will benefit from becoming shareholders in such a new combined company. The other possible outcome for Lancer is that the Lancer directors vote to dissolve Lancer and end its life as a corporation. The directors will only vote to dissolve Lancer in the event that Lancer cannot secure a merger candidate.

Recommendation of the Biomerica Board of Directors
----------


After careful consideration, the Biomerica board of directors unanimously determined that the asset purchase is advisable, and is fair to and in the best interests of Biomerica and its shareholders, and unanimously approved the asset purchase agreement.

Recommendation of the Lancer Board of Directors
----------

After careful consideration, the Lancer board of directors unanimously determined the asset purchase is advisable, and is fair to and in the

<PAGE 52>

best interests of Lancer and its shareholders, and unanimously approved the asset purchase agreement. The Lancer board of directors recommends that the Lancer shareholders vote "FOR" the proposal to approve and adopt the asset purchase agreement and approve the asset purchase; please note that the Lancer directors are subject to conflicts of interest as described more fully under the heading "Risk Factors".

How the Purchase Price is Calculated and Lancer's Subsequent Dividend of Biomerica Shares to Lancer's Shareholders
----------

Overview of the Purchase Price Calculation

In exchange for Lancer's assets, Biomerica is issuing to Lancer shares of its common stock with a value of $610,250, with certain exceptions discussed below. The number of shares that Biomerica shall issue will vary according to Biomerica's stock price in the period leading up to the closing. The following steps outline how the purchase price is calculated and how Lancer intends to dividend the Biomerica shares to the Lancer shareholders.

Step One: Biomerica and Lancer Must First Calculate the Average Closing Price of Biomerica's Stock.

The calculation of the number of shares that Biomerica will issue first depends upon the average closing price of Biomerica stock for the five days immediately preceding the closing of the asset purchase agreement. We cannot know what that average price is because the asset purchase agreement cannot close until after the Lancer shareholder vote. The boards of both Lancer and Biomerica felt it would be fairer to both companies and their shareholders if the purchase price for Lancer's assets was based upon the share price of Biomerica at the time that the transaction was finalized, and not months before when the transaction was planned.

Step Two: Biomerica and Lancer Then Calculate the Number of Biomerica Shares to Be Issued Based Upon the Average Closing Price.

Once the average closing price of Biomerica's stock is calculated, Biomerica will then issue $610,250 worth of its shares at the average closing price. In other words, Biomerica will issue a number of shares such that the issued shares multiplied by Biomerica's average closing price equals $610,250 worth of stock. For example, if the average closing price of Biomerica stock is $0.80, then Biomerica will issue 762,812 shares because 762,812 shares multiplied by $0.80 equals $610,250.

<PAGE 53>

Step Three: The Number of Shares to Be Issued by Biomerica Is Subject to Both a Maximum and a Minimum.

The total number of Biomerica shares to be issued in the asset purchase is subject to a maximum and a minimum number of shares--the total number of shares cannot be more than 984,274 Biomerica shares or less than 488,200 Biomerica shares. The Biomerica and Lancer boards agreed that if Biomerica's average closing price was equal to or less than $0.62, that Biomerica would only be required to issue a maximum of 984,274 shares. Similarly, the Biomerica and Lancer boards agreed that if Biomerica's average closing price was equal to or less than $1.25, that Biomerica would issue a minimum of 488,200 shares. Thus, in the event Biomerica's average closing share price is greater than $1.25 or less than $0.62, the number of shares to be issued shall be subject to the minimum and maximum limitations.

Step Four: Biomerica, a Lancer Shareholder, Will Agree to Waive the Dividend of Biomerica Shares.

Biomerica owns 645,967 shares of Lancer common stock, which equals approximately 30.78 percent of Lancer's outstanding stock. As a condition to the closing of the asset purchase agreement, Biomerica agrees to waive its right to receive the dividend of Biomerica shares by Lancer following the completion of the asset purchase agreement. Because Biomerica is waiving its right to receive the dividend of Biomerica shares, the dividend of Biomerica shares will be distributed solely to the approximately 69.22 percent of remaining Lancer shareholders.

Step Five: Lancer's Board Will Pay to Lancer Shareholders a Dividend of the Biomerica Shares.

Because Biomerica will not share in the dividend of Biomerica shares, Biomerica will be ineligible to receive shares in the dividend. Thus, the Lancer board will pay out the Biomerica shares as a dividend to the remaining eligible Lancer shareholders. The eligible shareholders hold 1,452,657 shares, which represents 69.22 percent of Lancer's outstanding shares. Thus, if the maximum number of shares is issued, 984,274 Biomerica shares will be paid as a dividend to the 1,452,657 eligible Lancer shares; each Lancer share will receive .677 Biomerica shares.

The following table shows sample calculations of the number of Biomerica shares to be paid to Lancer shareholders at various sample average closing prices of Biomerica stock.

<PAGE 54>
-----------------------------------------------------------------------
Sample                              Total
Average Closing                     Number of     Number of Biomerica
Price of                            Biomerica     Shares to be
Biomerica            Cash Value     Shares to     Paid to Each Eligible
Shares               of Shares      Be Issued     Lancer Share
-----------------------------------------------------------------------
$0.62                $610,250       984,274       .677
$0.80                $610,250       762,812       .525
$1.25                $610,250       488,200       .336


One special circumstance deserves mention: Lancer cannot dividend out fractions of shares, so fractional shares shall be rounded up to the next share. It is important to note that although Biomerica will be waiving its right to receive its own stock as a dividend, Biomerica will remain a Lancer shareholder.

United States Federal Income Tax Consequences of the Asset Purchase
----------

The following summary discusses the material federal income tax consequences of the asset purchase to Lancer shareholders. The following discussion is based on existing provisions of the Internal Revenue Code, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect, and to differing interpretations.

We do not discuss all federal income tax considerations that may be relevant to a particular shareowner in light of his or her personal circumstances or to shareholders subject to special treatment under the federal income tax laws, including:

* dealers in securities or foreign currencies;

* shareholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code;

* tax-exempt organizations;

* non-United States persons or entities;

* financial institutions or insurance companies;

* shareholders who acquired Lancer common stock in connection with stock option or stock purchase plans or in other compensatory transactions.

In addition, we do not discuss the tax consequences of the asset purchase

<PAGE 55>

under foreign, state or local tax law. This discussion assumes that Lancer shareholders hold their shares of Lancer common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code (generally, as property held as an investment).

Neither Biomerica nor Lancer has sought a tax opinion regarding the specific tax consequences to Lancer shareholders of the asset purchase. Accordingly, we urge you to consult your tax advisors as to the specific tax consequences to you of the asset purchase, including any applicable federal, state, local and foreign tax consequences.

We believe that the asset purchase will qualify as a tax-free reorganization for federal income tax purposes within the meaning of
Section 368(a) of the Internal Revenue Code and that the following material federal income tax consequences will result from such qualification:

* Lancer shareholders will not recognize any gain or loss upon the receipt of Biomerica common stock pursuant to the transaction, except for cash received as a result of dissenter's appraisal rights; and

* Biomerica and Lancer will not recognize gain or loss as a result of the asset purchase.

Neither Biomerica nor Lancer will request a ruling from the Internal Revenue Service regarding the tax consequences of the asset purchase to Lancer shareholders. The tax opinions do not bind the Internal Revenue Service and do not prevent the Internal Revenue Service from successfully asserting a contrary opinion. In addition, if any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the tax consequences of the asset purchase could be adversely affected.

Accounting Treatment of the Asset Purchase
----------

In accordance with accounting principles generally accepted in the United States of America, Biomerica will account for the asset purchase using the purchase method of accounting. Biomerica will allocate the cost of Lancer to the assets acquired and the liabilities assumed based on their estimated fair values at the date of acquisition. Any excess of the estimated purchase price over those fair values would be accounted for as goodwill. When the fair value of the identifiable net assets acquired exceeds the cost of the acquired business (which management of Biomerica believes will be the case because the purchase price paid for Lancer's assets is expected to be less that the estimated fair value of the net

<PAGE 56>

assets acquired), the excess over cost (negative goodwill) should reduce acquired assets, excluding current assets and certain other assets. Any excess that remains after reducing those certain acquired assets will be recognized as an extraordinary gain in Biomerica's consolidated financial statements. Biomerica believes that the increase in equity as a result of the acquisition of Lancer and the accounting thereof will be approximately $1,700,000. If Biomerica's management should determine that the fair values of the assets and liabilities to be acquired are different then estimated, the negative goodwill calculation and increase in equity could be different.

----------
DISSENTERS' APPRAISAL RIGHTS
----------

Under California law, the holders of common stock of Lancer will have dissenters' rights and may be entitled to receive cash equal to the fair market value of their Lancer common stock. Shareholders who elect to exercise dissenters' rights must comply with all of the procedures to preserve those rights. We have attached a copy of Chapter 13 of the California Corporations Code, which sets forth the dissenters' rights, as
Exhibit 99.2 to this joint proxy statement/prospectus.

Chapter 13 sets forth the required procedure a shareholder exercising dissenters' rights must follow. Making sure that you actually perfect your dissenters' rights can be complicated. The procedural rules are specific and must be followed completely. Failure to comply with the procedure may cause a termination of your dissenters' rights. We are providing you with only a summary of your rights and the procedure. The following information is qualified in its entirety by the provisions of Chapter 13. Please review Chapter 13 for the complete procedure. Lancer will not give you any notice other than as described in this joint proxy statement/prospectus and as required by the California Corporations Code.

Shares of Lancer common stock must satisfy each of the following requirements to qualify as dissenting shares under the California Corporations Code: (i) the shares must have been outstanding on the record date for the determination of the holders of Lancer common stock entitled to vote on the asset purchase (and therefore options to purchase Lancer common stock exercised after the record date may not constitute dissenting shares); (ii) the shares must not have been voted in favor of the asset purchase; (iii) the holder of such shares must make a written demand that Lancer repurchase the shares at fair market value and such demand must be received by Lancer within thirty days after notice of approval of the asset purchase by the outstanding shares is mailed to the holder; and (iv) the holder of such shares must submit certificates for

<PAGE 57>

endorsement (as described below). A vote by proxy or in person against the asset purchase does not in and of itself constitute a demand for appraisal under the California Corporations Code.

Pursuant to Sections 1300 through 1312 of the California Corporations Code, holders of dissenting shares may require Lancer to repurchase their dissenting shares at a price equal to the fair market value of such shares determined as of the day before the first announcement of the terms of the asset purchase, excluding any appreciation or depreciation in consequence of the proposed asset purchase, but adjusted for any stock split, reverse stock split or stock dividend which becomes effective thereafter.

Within ten days following approval of the asset purchase by the shareholders of Lancer, Lancer is required to mail each person who did not vote in favor of the asset purchase a notice of the approval of the asset purchase, a statement of the price determined by Lancer to represent the fair market value of dissenting shares determined as of the day before the first announcement of the terms of the asset purchase (which shall constitute an offer by Lancer to purchase such dissenting shares at such stated price), a copy of sections 1300 through 1304 of the California Corporations Code, and a description of the procedures for such holders to exercise their rights as dissenting shareholders.

Within thirty days following the date on which the notice of the approval of the asset purchase was mailed, a holder of Lancer common stock who wishes to be paid the full cash value of his, her or its dissenting shares must submit to Lancer (i) a written demand for the purchase of dissenting shares, as described below, and (ii) certificates representing any dissenting shares which the dissenting shareholder demands that Lancer purchase, so that such dissenting shares may either be stamped or endorsed with the statement that the shares are dissenting shares or exchanged for certificates of appropriate denomination so stamped or endorsed.

The demand of a dissenting shareholder is required by law to contain a statement concerning the number of dissenting shares held of record by such dissenting shareholder which the dissenting shareholder demands that Lancer purchase, and a statement of what such dissenting shareholder claims to be the fair market value of the dissenting shares as of the day before the announcement of the proposed asset purchase. The statement of fair market value in such demand by the dissenting shareholder constitutes an offer by the dissenting shareholder to sell the dissenting shares at such price.

If Lancer and a dissenting shareholder agree upon the price to be paid

<PAGE 58>

for the dissenting shares, upon the dissenting shareholder's surrender of the certificates representing the dissenting shares, such price is required by law to be paid to the dissenting shareholder within the later of thirty days after such agreement or thirty days after any statutory or contractual conditions to the consummation of the asset purchase are satisfied or waived, subject to surrender of the certificates for the payment.

If Lancer and a dissenting shareholder disagree as to the price for such dissenting shares or disagree as to whether such dissenting shares are entitled to be classified as dissenting shares, such holder has the right to bring an action in California Superior Court to resolve such dispute within six months after the date on which notice of approval of the asset purchase is mailed. In such action, the court will determine whether the shares of Lancer common stock held by such shareholder are dissenting shares, the fair market value of such shares of Lancer common stock, or both. The California Corporations Code provides, among other things, that a Lancer dissenting shareholder may not withdraw the demand for payment of the fair market value of dissenting shares unless Lancer consents to such request for withdrawal.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.
----------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

----------
COMPARISON OF RIGHTS OF HOLDERS OF BIOMERICA COMMON STOCK AND LANCER
COMMON STOCK.
----------

Comparison of the Certificates of Incorporation and Bylaws of Biomerica and Lancer

The following is a summary of the material differences between the provisions of the certificate of incorporation and bylaws of each of Biomerica and Lancer. This summary is not intended to be a complete discussion of the respective certificates of incorporation and bylaws of Biomerica and Lancer and it is qualified in its entirety by reference to the applicable Delaware General Corporation Law or California Corporation

<PAGE 59>

Code, as applicable, as well as by reference to the respective certificates of incorporation and bylaws of Biomerica and Lancer. You should carefully read this entire proxy statement/prospectus and the other documents we refer to in this proxy statement/prospectus for a more complete understanding of the differences between being a shareowner of Biomerica and being a shareowner of Lancer. Biomerica and Lancer will send copies of their articles of incorporation and bylaws to you upon your request. See the section entitled "Where You Can Find More Information" beginning on page 65 of this proxy statement/prospectus.

Authorized Capital Stock

Biomerica's certificate of incorporation authorizes the issuance of 30,000,000 shares of capital stock, consisting of:

* 25,000,000 shares of common stock, par value $0.08 per share; and

* 5,000,000 shares of preferred stock, par value $0.08 per share.

Lancer's certificate of incorporation authorizes the issuance of 50,750,000 shares of capital stock, consisting of:

* 50,000,000 shares of common stock, no par value; and

* 250,000 shares of Series C preferred stock, $.06 noncumulative annual dividend; $.75 par value; $.75 liquidation preference.

* 500,000 shares of Series D preferred stock, $.04 noncumulative annual dividend; $.50 par value; $.50 liquidation preference.


Size of the Board of Directors

Biomerica's certificate of incorporation provides that the number of directors comprising the Biomerica board of directors shall be no fewer than 3 and no more than 9 persons. Biomerica's certificate of incorporation further provides that the exact number of directors comprising the Biomerica board of directors shall be fixed, and may be changed from time to time, within the foregoing limits, by an amendment to Biomerica's bylaws that has been duly adopted by the Biomerica board of directors or Biomerica shareholders. Biomerica's bylaws provide that within the range of 3 to 9 directors set forth in Biomerica's certificate of incorporation, the exact number of directors comprising the Biomerica board of directors may be as fixed from time to time by the Biomerica board of directors. The Biomerica board of directors currently has 7 members. Upon completion of the asset purchase, the Biomerica board of

<PAGE 60>

directors will have 7 members.

Lancer's bylaws provide that the number of directors comprising the Lancer board of directors may be no fewer than 4 and no more than 7, with an actual number of directors set at 5. The number of directors is to remain at 5 until the bylaws are amended either by vote of the Lancer board of directors or by vote of the Lancer shareholders. The Lancer board of directors currently has 4 members. One seat is vacant.

Cumulative Voting

Biomerica's shareholders are not entitled to cumulate votes in connection with the election of directors.

Lancer shareholders are entitled to cumulate votes in connection with the election of directors according to California law. Cumulative voting give greater voting power to minority shareholders; it allows shareholders to give one director candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares to be voted. This allows shareholders to focus increased voting power on one candidate.

Removal of Directors

Biomerica's bylaws provide that any director, or the entire Biomerica board of directors, may be removed with or without cause by the holders of a majority of the shares then outstanding and entitled to vote at an election of directors. However, if and so long as shareholders are entitled to cumulative voting in connection with the election of directors, if less than the entire Biomerica board of directors is to be removed, no individual director may be removed from the Biomerica board of directors without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted in an election of the entire Biomerica board of directors.

Lancer's certificate of incorporation and bylaws do not provide procedures for the removal of Lancer directors. Under California Law, any director, or the entire board of directors, may be removed with or without cause by the affirmative vote of the holders of at least a majority of the outstanding shares of a corporation entitled to vote in the election of directors.

However, cumulative voting rules apply to the removal of Lancer directors. Thus, if and so long as shareholders are entitled to cumulative voting in connection with the election of directors, if less than the entire Lancer board of directors is to be removed, no individual

<PAGE 61>

director may be removed from the Lancer board of directors without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted in an election of the entire Lancer board of directors.

Filling Vacancies on the Board of Directors

Biomerica's bylaws provide that vacancies on the Biomerica board of directors may be filled by a majority of the remaining directors, even if less than a quorum.

Lancer's bylaws provide that any vacancy on the Lancer board of directors, except for a vacancy caused by the removal of a director, may be filled by a majority of the remaining directors, whether or not less than a quorum or by a sole remaining director. Vacancies occurring in the board of directors by reason of the removal of directors may be filled only by the affirmative vote of a majority of the voting power of shares represented and voting at a duly held shareowner meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum).


Ability to Call Special Meetings of the Board of Directors

Biomerica's bylaws provide that special meetings of the Biomerica board of directors for any purpose(s) may be held at any time upon the call of the Chairman of the Board or the President or a majority of the directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than one day before such meeting.

Lancer's bylaws provide that special meetings of the Lancer board of directors for any purpose(s) may be called at any time by the Chairman of the board, the president, or by any vice president, or by the secretary or any two directors.

Ability to Call Special Meetings of Shareholders

Biomerica's bylaws provide that a special meeting of Biomerica shareholders may be called at any time by the Chairman of the Board or the President, or the Secretary at the request in writing of the stockholders owning of record at least 10% of the issued and outstanding capital stock of the corporation entitled to vote thereat.

Lancer's bylaws provide that a special meeting of the Lancer shareholders may be called at any time by the board, the chairman of the board, the president, or by the holders of shares entitled to cast 10% or more of

<PAGE 62>


the votes at the meeting.

Shareholder Action by Written Consent in Lieu of a Shareholder Meeting

Biomerica's certificate of incorporation is silent with respect to shareholder action by written consent. Delaware law thus allows shareholders to vote by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

Lancer shareholders may take action without a meeting, without prior notice and without a vote, if a written consent is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to take action at a meeting at which all shares entitled to vote were present and voted. However, the following actions require either unanimous shareholder written consent or notice to shareholders:

*A contract between the corporation and either any director or a firm in which any director has an interest.
*An agreement to extend indemnification protection to a party.
*A reorganization of the corporation.
*A plan of distribution of property in connection with the winding up of the corporation's affairs.

Amendment to Bylaws

Biomerica shareholders can amend the bylaws upon the vote of the holders of a majority of the stockholders present in person or by proxy at any annual or special meeting of the stockholders, if there is a quorum, and if notice was given of the proposed amendment.

The Biomerica board also enjoys the power to amend the bylaws by the vote of a majority of the whole board, given at any regular or special meeting of the board.

Lancer shareholders can amend the bylaws by the vote or written consent of the majority of shareholders.

The Lancer board also enjoys the power to amend the bylaws by majority vote, with a limitation: the board cannot modify a bylaw concerning any of the following:

*Specifying or changing the fixed number of directors.
*Changing the maximum or minimum number of directors.
*Changing from a fixed board to a variable board, and vice versa.

<PAGE 63>


Indemnification of Officers and Directors

Biomerica's Amended and Restated Certificate of Incorporation extends to its directors and officers the widest possible indemnification protection allowed by Delaware law. Specifically, Biomerica eliminates the liability of directors for monetary damages for an act or omission in the director's capacity as a director, except for the following circumstances:

*A breach of a director's duty of loyalty to the company or its stockholders.
*An act or omission not in good faith that constitutes a breach of duty of that director to the company or an act or omission that involves intentional misconduct or a knowing violation of the law.
*A transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office.
*An act or omission for which the liability of a director is expressly provided for by an applicable statute.

Lancer's bylaws extend to directors and officers the widest possible indemnification protection allowed by California law. California law dictates that Lancer cannot reimburse officers, directors, employees, etc. under the following circumstances:

*A court of law determines that the director, officer, employee, etc. is liable to the corporation in connection with the performance of that person's duties.
*Reimbursement for amounts paid in settling or disposing of a pending action without court approval.
*Reimbursement for expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

----------
EXPERTS
----------

The consolidated financial statements incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given on the authority of said firm as experts in auditing and accounting.

----------

<PAGE 64>

WHERE YOU CAN FIND MORE INFORMATION
----------

This proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this proxy statement/prospectus. You should rely only on the information contained in this proxy statement/prospectus and in the documents that we have incorporated by reference into this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this document and incorporated by reference into this proxy statement/prospectus.

The following documents, which were filed by Biomerica with the Securities and Exchange Commission, are incorporated by reference into this proxy statement/prospectus:

* Biomerica's annual report on Form 10-KSB for the fiscal year ended May 31, 2001, and delivered to Lancer shareholders with this joint prospectus/proxy; and

* Biomerica's quarterly reports on Form 10-QSB for the quarters ended August 31, 2001, and November 30, 2001; and delivered to Lancer shareholders with this joint prospectus/proxy; and

The following documents, which were filed by Lancer with the Securities and Exchange Commission, are incorporated by reference into this proxy statement/prospectus:

* Lancer's annual report on Form 10-KSB for the fiscal year ended May 31, 2001, and delivered to Lancer shareholders with this joint prospectus/proxy;

* Lancer's quarterly reports on Form 10-QSB for the quarters ended August 31, 2001, and November 30, 2001; and delivered to Lancer shareholders with this joint prospectus/proxy; and

In addition, all documents filed by Biomerica and Lancer pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and before the date of the Biomerica and Lancer annual meetings are deemed to be incorporated by reference into, and to be a part of, this proxy statement/prospectus from the date of filing of those documents.

Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded

<PAGE 65>

for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

Biomerica has supplied all information contained or incorporated by reference in this proxy statement/prospectus about Biomerica, and Lancer has supplied all information contained or incorporated by reference in this proxy statement/prospectus about Lancer.

Biomerica will provide you with copies of this information relating to Biomerica, without charge, upon written or oral request to:

   Biomerica, Inc.
   Attn: Janet Moore
   1533 Monrovia Avenue
   Newport Beach, California 92663
   (949) 645-2111

Lancer will provide you with copies of this information relating to Lancer, without charge, upon written or oral request to:

   Lancer Orthodontics, Inc.
   Attn: John Dodge
   253 Pawnee Street
   San Marcos, CA 92069
   (760) 744-5585

In order for you to receive timely delivery of the documents in advance of the Lancer special meeting, Lancer should receive your request no later than June 2, 2002.

Biomerica and Lancer file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy and information statements and other information filed by Biomerica and Lancer with the Securities and Exchange Commission may be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at:

   450 Fifth Street, N.W. Washington, D.C. 20549

The public may obtain information on the operation of the Public

<PAGE 66>

Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the internet address of that site is (http://www.sec.gov).

Biomerica has filed a registration statement on Form S-4 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to Biomerica's common stock to be issued to Lancer shareholders in connection with the asset purchase. This proxy statement/prospectus constitutes the prospectus of Biomerica filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits are available for inspection and copying as set forth above.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer, or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities pursuant to this proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement/prospectus by reference or in our affairs since the date of this proxy statement/prospectus.

----------
EXHIBITS
----------

ITEM
NO.   DESCRIPTION
---------------------

3.1 First Amended and Restated Articles of Incorporation of Biomerica, Inc.

3.2     Bylaws of Nuclear Medical Systems, Inc.

3.3   Amendment to Bylaws of Biomerica, Inc.

5.1   Opinion of Michael D. Spadaccini, Esq.
      regarding legality of the Common Stock

<PAGE 67>

      being registered

23.1  Consent of BDO Seidman, LLP, Independent Certified Public
Accountants

23.2  Consent of BDO Seidman, LLP, Independent Certified Public
Accountants

99.1  Form of Proxy for Lancer

99.2  California Corporations Code Section 1300-1312

99.3  Asset Purchase Agreement By and Between Lancer
      Orthodontics, Inc., and Biomerica, Inc.

99.4 Amendment Number One to Asset Purchase Agreement by and Between Lancer and Biomerica

99.5  Opinion Re: Fairness of the Asset Purchase Agreement

----------
UNDERTAKINGS.
----------

The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
iii. To include any material information with respect to the

<PAGE 68>

plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately following, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company

<PAGE 69>

being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

----------
SIGNATURES
----------

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Marcos, State of California on April 10, 2002


BIOMERICA, INC.


By: /S/ Zackary S. Irani
----------------------------
Zackary S. Irani, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/  Zackary S. Irani                       Date: April 10, 2002
------------------------------------
Zackary S. Irani
President, Director, Chief Executive
Officer


/s/     Janet Moore                         Date: April 10, 2002
------------------------------------
Janet Moore, Secretary
Director, Chief Financial Officer


/s/  Robert Orlando, M.D., Ph.D.             Date: April 10, 2002
------------------------------------
Robert Orlando, M.D., Ph.D.
Director


/s/   Carlos St. Aubyn Beharie               Date: April 10, 2002
------------------------------------

<PAGE 70>

Carlos St. Aubyn Beharie
Director


/s/ David Burrows                           Date: April 10, 2002
------------------------------------
David Burrows
Director


/s/ Francis R. Cano                         Date: April 10, 2002
------------------------------------
Francis R. Cano
Director

/s/ Allen Barbieri                          Date: April 10, 2002
------------------------------------
Allen Barbieri
Director


----------------------------------------------------------
Exhibit 3.1 First Amended and Restated Articles of Incorporation of Biomerica, Inc.

FIRST AMENDED AND RESTATED
CERTIFICATE of INCORPORATION
OF
BIOMERICA, INC.

Biomerica, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the
"Corporation") does hereby certify as follows:

1. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 22, 1971 under the name of Nuclear Medical Systems, Inc.

2. At a duly called meeting of the Board of Directors of the Corporation at which a quorum was present at all times, a resolution was duly adopted, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware ("General Corporation Law"), setting forth the First Amended and Restated Certificate of Incorporation of the Corporation, declaring said First Amended and Restated Certificate of Incorporation advisable and directing that said First Amended and Restated Certificate of Incorporation be considered at the next annual

<PAGE 71>

meeting of the stockholders. The stockholders of the Corporation duly approved said proposed First Amended and Restated Certificate of Incorporation at such annual meeting of the stockholders in accordance with Sections 222, 242 and 245 of the General Corporation Law.

3. The text of the Certificate of Incorporation of the Corporation, as amended, is hereby further amended and restated in its entirety as follows:

ARTICLE I
NAME

The name of this Corporation is Biomerica, Inc.

ARTICLE II
REGISTERED OFFICE IN STATE AND REGISTERED AGENT

The address of the registered office of this Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of this Corporation's registered agent at such registered office is The Prentice-Hall Corporation System, Inc.

ARTICLE III
PURPOSE

The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV
CAPITAL STOCK

This Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock" and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000 shares, par value $.08, consisting of:

(a) 25,000,000 shares of Common Stock; and

(b) 5,000,000 shares of Preferred Stock. The Preferred Shares may be issued from time to time in one or more series. The board of directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The board of directors is also authorized to determine or alter the rights,

<PAGE 72>

preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

ARTICLE V
PROVISIONS FOR DEFINING, LIMITING AND
REGULATING CERTAIN POWERS of THIS
CORPORATION AND of THE DIRECTORS AND STOCKHOLDERS

Section 1. Number of Directors. The number of directors which shall comprise the full Board of Directors of this Corporation shall be fixed by, or in the manner provided in, the Bylaws of this Corporation.

Section 2. Power to Authorize Issuance of Stock. The Board of Directors of this Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in this Certificate of Incorporation or in the Bylaws of this Corporation or in the General Corporation Law.

Section 3. Limitation on Liability of Directors. A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law as now in effect, or any successor provision thereto, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

Any repeal or modification of this Section 3 of Article V by the stockholders of this Corporation shall not adversely affect any right or protection of a director of this Corporation existing at the time of such repeal or modification.

<PAGE 73>

Section 4. Indemnification. Each director, officer and employee of this Corporation shall be indemnified by this Corporation to the fullest extent permitted by the General Corporation Law as now or hereafter in force.

Section 5. Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of this Corporation is expressly authorized and empowered to make, alter, amend and repeal the Bylaws of this Corporation, subject to the power of the stockholders of this Corporation to alter or repeal any Bylaw made by the board of directors.

ARTICLE VI
AMENDMENTS

This Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

IN WITNESS WHEREOF, this Corporation has caused this First Amended and Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this __ day of July, 2000.

BIOMERICA, INC.

By: /s/ Zackary Irani
-----------------------------------------
Zackary Irani, President


ATTEST:

By: /s/ Janet Moore
-----------------------------------------
Janet Moore, Secretary




----------------------------------------------------------
Exhibit 3.2; Bylaws of Nuclear Medical Systems, Inc.

(As adopted August 31, 1978)

                         BY-LAWS OF

<PAGE 74>

               NUCLEAR MEDICAL SYSTEMS, INC.
                  (a Delaware corporation)

                          ARTICLE I

                           Offices

1. The principal office of the corporation shall be at 229 South State Street, in the City of Dover, County of Kent, State of Delaware, and the name of the resident agent in charge thereof is The Prentice-Hall
Corporation System, Inc.

2. The corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation may require.

ARTICLE II

Stockholders' Meeting

1. The annual meeting or the stockholders of the corporation shall be held at the offices of the corporation in the City of Newport Beach and State of California, or at such other place within or without the State of California as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. The annual meeting of stockholders shall be held on the 15th day of October of each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday) at 1:30 o'clock P.M.

If the election of directors shall not be held on the day designated herein for any annual meeting, or at the adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. At such meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

2. Special meetings of the stockholders shall be held at the principal office of the corporation in the State of Delaware, or at such other place within or without the State of Delaware as may be designated in the notice of said meetings, upon call of the Board of Directors, and shall be called by the Chairman of the Board or the President or the Secretary at the request in writing of the stockholders owning of record at least

<PAGE 75>

twenty-five percent of the issued and outstanding capital stock of the corporation entitled to vote thereat.

3. Notice of the purpose or purposes and of the time and place within or without the State of Delaware of every meeting of stockholders shall be given by the Chairman of the Board or the President or the Secretary or an Assistant Secretary either personally or by mail or by telegraph or by any other lawful means of communication not less than ten nor more than fifty days before the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no publication of any notice of meeting of stockholders shall be required to be given any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive notice in writing or by telegraph, cable, radio, or wireless either before or after such meeting. Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the corporation shall not be required to be given.

4. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by statute or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

5. Meetings of the stockholders shall be presided over by the President. If the President is not present, meetings of the stockholders shall be presided over by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

6. Except as otherwise provided in the By-Laws, the Certificate of Incorporation, or in the laws of the State of Delaware, at every meeting

<PAGE 76>

of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation at the time of such meeting. Any vote on shares of stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting. Except as otherwise required by statute, by the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the stockholders shall be decided by a plurality vote of the stockholders of the corporation present in person or by proxy at such meetings and entitled to vote thereat, a quorum being present. At all elections of directors the voting may but need not be by ballot and a plurality of votes cast thereat shall elect.

7. A complete list of the stockholders entitled to vote at the ensuing election of directors, arranged in alphabetic order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the Secretary or other officer of the corporation having charge of the stock ledger. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at a place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

8. At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office become vacant, the stockholders present at the meeting, by a per capita vote, may choose temporary inspectors of the number required.

ARTICLE III

Directors

<PAGE 77>


1. The property, affairs and business of the corporation shall be managed by its Board of Directors consisting of not less than three (3) nor more than nine (9) persons. the [sic] exact number of directors within the maximum and minimum limitations specified shall be fixed from time to time by resolution of the Board of Directors. Except as hereinafter provided, directors shall be elected at the annual meeting of the stock-holders by plurality vote and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. Directors need not be stockholders.

2. Meetings of the Board of Directors shall be held at such place within or outside the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman of the Board or the President or a majority of the directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than one day before such meeting. A meeting of the Board of Directors may be held without notice immediately after annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without prior notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

3. A majority of the members of the Board of Directors then acting, but in no event less than two (2) directors, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

4. In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, increase in the number of directors or otherwise except in so far as otherwise provided in these By-Laws, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

5. At any special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for election of directors be removed from office, either with or without cause, and his successor or their successors may be

<PAGE 78>

elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

6. The corporation shall indemnify any person made a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, against expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action or in connection with an appeal therein, except in relation to matters as to which such director or officer is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation except as otherwise provided by law. The corporation shall indemnify any person made or threatened to be made a party to an action or proceeding other than one of the type referred to in the foregoing, whether civil or criminal, including, without limitation, an action by or in the right of any other corporation which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate was a director or officer of the corporation or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding or any Therein [sic], if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The termination of any such civil criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act in good faith, for a purpose which he reasonably believed to be in the best interest of the corporation or that he had reasonable cause to believe that his conduct was unlawful. Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final deposition of such action or proceeding. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law or any By-Law, agreement, vote of stockholders or otherwise.

7. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the committee.

<PAGE 79>


8. Directors may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees, and others who attend pursuant to direction, may, by vote of the Board of Directors, be allowed a like fixed sum and expenses of attendance for attending committee meetings.

9. The Board of Directors, in its discretion, may appoint an Executive Committee consisting of three or more directors of the corporation, one of whom shall be the President of the corporation, who shall serve during the pleasure of the Board of Directors for the terms fixed by it. Two members of the Executive Committee shall constitute a quorum for the transaction of business. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers. The Executive Committee shall meet at such intervals between regular meetings of the Board as may from time to time be fixed by the Board and shall keep regular records of its meetings and report the same to the Board of Directors when required.

ARTICLE IV

Officers

1. The officers of the corporation shall be chosen by the Board of Directors at its first meeting after the election of the directors by the stockholders and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. From time to time the Board of Directors may appoint a Chairman of the Board, such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any number of offices, except the offices of President and Secretary, may be held by the same person. The Chairman of the Board, if such office exsists, [sic] and the President shall be chosen from among the directors.

2. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

3. Unless otherwise ordered by the Board of Directors, the President

<PAGE 80>

shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of the corporations in which the corporation may hold securities, and at such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like power upon any other person or persons.

ARTICLE V

Duties of Officers

1. The President Shall be chief executive officer of the corporation and as such shall have general and active direction of the management and supervision of the business operations of the corporation. He shall have such other duties and powers as may be assigned to him from time to time by the Board of Directors and shall preside at all meetings of the stockholders and Board of Directors.

2. During the absence or disability of the President, the Vice
Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

3. The Treasurer shall have the custody of all the funds and securities of the corporation. When necessary or proper he shall endorse on behalf of the corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank, or banks, or depositories as may be designated by the Board of Directors, or by any 6fficer acting under authority conferred by the Board of Directors. He shall enter regularly in books to be kept for the purpose a full and accurate account of all monies received and paid by him on account of the corporation. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the corporation. He shall at all reasonable times exhibit his books and accounts to any director of the corporation upon application at the office of the corporation during business hours and he shall perform all things incident to the position of Treasurer, subject to the control of the Board of Directors. He shall give bond for the faithful discharge of his duties if the Board of Directors so require. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

4. The Assistant Treasurers, in the order of their seniority, shall, in

<PAGE 81>

the absence of or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

5. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for other committees when so required. He shall give, or cause to be given, notice of all meetings of stockholders and the Board of Directors and of committees and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the corporation and affix the same to any instrument whose execution has been authorized. He shall be sworn to the faithful discharge of his duties. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

6. The Assistant Secretaries, in the order of their seniority, shall in the absence of or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

7. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer or any director or any other person whom it may select.

ARTICLE VI

Certificates of Stock

1. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board may from time to time prescribe.

Except as otherwise required by law, transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in
Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all

<PAGE 82>

purposes as regards the corporation. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation.

The certificates of stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent other than the corporation or its employee, or by a registar [sic] other than the corporation or its employee, the signatures of the President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such cer-tificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

2. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distri-bution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed:

The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Direct6rs adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new

<PAGE 83>

record date for the adjournment meeting.

3. No certificate for shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

4. The Board of Directors may appoint one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

5. The books, accounts and records of the corporation, except as may otherwise be required by statute, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the books, accounts and records of the corporation, or any of them, other than the stock ledger, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any book, account or record of the corporation except as conferred by statute or by resolution of the Board of Directors.

ARTICLE VII

Corporate Seal

The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and its state of incorporation, and in the center shall be inscribed the words, "Corporate Seal".

ARTICLE VIII

Amendments

The By-Laws of the corporation shall be subject to alteration, amendment or repeal, and new By-Laws not inconsistent with any provision of the Certificates of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat a quorum being present, provided that notice of such proposed

<PAGE 84>

action shall have been given in the call for the meeting, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board of Directors.

ARTICLE IX

Fiscal Year

The fiscal year of the corporation shall end on the last day of May in each year.


----------------------------------------------------------
Exhibit 3.3; Amendment to Bylaws of Biomerica, Inc.

AMENDMENT

TO

BY-LAWS

OF

BIOMERICA, INC.

(a Delaware corporation)

The undersigned, being all of the members of the Board of Directors of Biomerica, Inc., a Delaware corporation (the "Company"), hereby amend the By-Laws of the Company (formerly named Nuclear Medical Systems, Inc.) as follows:

Paragraph 2 of Article II is amended in its entirety to read as follows:

"2. Special meetings of the stockholders shall to be held at the principal office of the corporation in the State of Delaware, or at such other place within or without the State of Delaware as may be designated in the Notice of said meetings, upon call of the Board of Directors, and shall be called by the Chairman of the Board or the President or the Secretary at the request in writing of the stockholders owning of record at least ten percent of the issued and outstanding capital stock of the corporation entitled to vote thereat."

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment to By-Laws as of this 4th day of February, 1992 and direct that the same be included with the minutes of the Board of Directors of the Company.

<PAGE 85>



/s/ Joseph H. Irani
------------------------
Joseph H. Irani


/s/ Philip B. Kaplan
------------------------
Philip B. Kaplan


/s/ Dr. Robert A. Orlando
------------------------

Dr. Robert A. Orlando




--------------------------------------------------------
Exhibit 5.1; Opinion of Michael D. Spadaccini, Esq. regarding legality of the Common Stock being registered.

Law Office of Michael Spadaccini
731 9th Avenue, Suite E
San Diego, CA 92101
619.501.3825
fax: 419.735.2386

March 7, 2002

Biomerica, Inc.
Zackary Irani


Re: Registration Statement on Form S-4 of Shares of Common Stock, par value $.08 per share, of Biomerica, Inc.

Dear Mr. Irani,

I have acted as counsel to Biomerica, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), which you are filing with the Securities and Exchange Commission with respect to up to 984,274 additional shares of Common Stock, par value $.08 per share, which may be issued pursuant to a

<PAGE 87>

resolution of the Board of Directors.

I have examined the Registration Statement and such documents and records of the Company, as I have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, I am assuming the authenticity of all instruments presented to me as originals, the conformity with originals of all instruments presented to me as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, I am of the opinion that any shares that may be issued pursuant to the Registration Statement have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the Registration Statement and the receipt of consideration therefor in accordance with the terms of the Registration Statement, such shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,




/s/ Michael Spadaccini

--------------------------------------------------------
Exhibit 23.1; Consent of BDO Seidman, LLP, Independent Certified Public Accountants

Biomerica, Inc.
Newport Beach, California

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our reports dated August 10, 2001, except as to note 6, which is as of September 11, 2001 and August 11, 2000, except as to note 11, which is as of September 12, 2000 relating to the consolidated financial statements of Biomerica, Inc. appearing in the Company's 2001 and 2000 Annual Reports on Forms 10-KSB for the years ended May 31, 2001 and 2000, respectively.

We also consent to the reference to us under the caption "Experts" in the

<PAGE 88>

prospectus.


/s/ BDO SEIDMAN LLP
Costa Mesa, California
April 09, 2002
----------------------


--------------------------------------------------------
Exhibit 23.2; Consent of BDO Seidman, LLP, Certified Public Accountants

Lancer Orthodontics, Inc.
San Marcos, California

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our reports dated July 26, 2001 and July 21, 2000, except as to note 8, which is as of July 31, 2000 relating to the consolidated financial statements of Lancer Orthodontics, Inc. appearing in the Company's 2001 and 2000 Annual Reports on Forms 10-KSB for the years ended May 31, 2001 and 2000, respectively.

We also consent to the reference to us under the caption "Experts" in the prospectus.


/s/ BDO SEIDMAN LLP
Costa Mesa, California
April 09, 2002
----------------------

--------------------------------------------------------
Exhibit 99.1; Form of Proxy for Lancer

[This proxy card will be printed on white card stock.]

               -------------------------
                        PROXY

               LANCER ORTHODONTICS, INC.

Annual meeting of Shareholders to be held June 4, 2002, 10:30 a.m., local time

Location: Biomerica, Inc.'s Corporate Offices, 1533 Monrovia Avenue,

<PAGE 89>

Newport Beach, California 92663.

This proxy is solicited on behalf of the Lancer Board of Directors

The undersigned hereby appoints Zackary Irani and Janet Moore, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of common stock of Lancer that the undersigned is entitled to vote at the Annual meeting of Shareholders to be held on June 4, 2002, and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, and particularly, without limiting the generality of the foregoing, to vote and act on the following matter and in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE ASSET PURCHASE AGREEMENT AMONG BIOMERICA, INC. AND LANCER ORTHODONTICS, INC. AND APPROVE THE ASSET PURCHASE CONTEMPLATED THEREBY.

Shareholders of record at the close of business on April 30, 2002 will be entitled to vote at the Annual meeting or any adjournments or postponements thereof.

-----                                                      -----
SEE    (continued, and to be signed, on the reverse side)    SEE
REVERSE                                                  REVERSE
SIDE                                                        SIDE
-----                                                      -----

Lancer Orthodontics, Inc.
253 Pawnee Street
San Marcos, CA 92069
(760) 744-5585

PLEASE DETACH PROXY CARD HERE.
-------------------------------------------------------------
                            2

Please mark
votes as in
this [X] example

The Lancer Board of Directors recommends a vote FOR:
                                                ----

<PAGE 90>


                                          For  Against  Abstain
1. The proposal to approve and adopt      [_]    [_]     [_]
the Asset Purchase Agreement between
Biomerica, Inc. and Lancer Orthodontics,
Inc., and approve the asset purchase
contemplated thereby.

                                          For  Against  Abstain
2. To re-elect Zackary Irani as           [_]    [_]     [_]
director and as Chairman of the
Board.

                                          For  Against  Abstain
3. To re-elect Janet Moore as             [_]    [_]     [_]
director.

                                          For  Against  Abstain
4. To re-elect Dr. Robert                 [_]    [_]     [_]
Orlando as director.

                                          For  Against  Abstain
5. To re-elect Dr. Francis                [_]    [_]     [_]
Cano as director.


MARK HERE IF YOU PLAN TO ATTEND THE MEETING [_]

MARK HERE FOR ADDRESS CHANGE AND NOTE CORRECTIONS AT LEFT [_]

Please sign as name appears. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign with the full corporation name by authorized officer or officers.

Signature: ________________________    Date: _____

Signature: ________________________    Date: _____


--------------------------------------------------------
Exhibit 99.2;  California Corporations Code Section 1300-1312

CALIFORNIA CORPORATIONS CODE SECTION 1300-1312

1300.

<PAGE 91>


(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and
(b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form asset purchase may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision
(b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form asset purchase, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

(1) Which were not immediately prior to the reorganization or short form asset purchase either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph
(A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form asset purchase; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4) Which the dissenting shareholder has submitted for endorsement, in

<PAGE 92>

accordance with Section 1302.

(c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

1301.

(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form asset purchase. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

<PAGE 93>


1302.

Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303.

(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304.

(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to

<PAGE 94>

determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305.

(a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

(e) The costs of the action, including reasonable compensation to the

<PAGE 95>

appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

1306.

To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307.

Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308.

Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309.

Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

<PAGE 96>


(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

1310.

If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311.

This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or asset purchase.

1312.

(a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form asset purchase, or to have the reorganization or short-form asset purchase set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form asset purchase is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

<PAGE 97>

 (b) If one of the parties to a reorganization or short-form asset purchase is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form asset purchase, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form asset purchase or to have the reorganization or short-form asset purchase set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form asset purchase or to have the reorganization or short-form asset purchase set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

(c) If one of the parties to a reorganization or short-form asset purchase is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form asset purchase, in any action to attack the validity of the reorganization or short-form asset purchase or to have the reorganization or short-form asset purchase set aside or rescinded, (1) a party to a reorganization or short-form asset purchase which controls another party to the reorganization or short-form asset purchase shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

--------------------------------------------------------
Exhibit 99.3: Asset Purchase Agreement By and Between Lancer
Orthodontics, Inc., and Biomerica, Inc.

ASSET PURCHASE AGREEMENT BY AND BETWEEN LANCER ORTHODONTICS, INC., AND BIOMERICA, INC.

     This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of on or about February 25, 2002, by and between Lancer
Orthodontics, Inc., a California corporation ("Seller"), and Biomerica, Inc., a Delaware corporation ("Buyer").

RECITALS

     A. Seller manufactures and distributes orthodontic products such as

<PAGE 98>

preformed bands, direct bonding brackets, buccal tubes, arch wires, lingual attachments, related accessories and dental amalgams (the
"Business").

     B. Seller desires to sell and Buyer desires to buy certain of the assets used or held for use in the operation of the Business as described herein and upon the terms and conditions hereinafter set forth.

AGREEMENT

     NOW, THEREFORE, in consideration of the respective representations, warranties, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINED TERMS

     SECTION 1.1 Defined Terms. The following terms shall have the following meanings in this Agreement:

     "Accounts Payable" means the obligations of Seller to cash payment in connection with the operation of the Business, and all other amounts that would be classified as an accounts payable of the Business in accordance with GAAP, but excluding any Excluded Liability.

     "Accounts Receivable" means the rights of Seller to cash payment in connection with the sale of products in connection with the Business, and other Inventory and all other amounts that would be classified as an account receivable of the Business in accordance with GAAP, but excluding any accounts receivable specifically listed as Excluded Assets.

     "Affiliate" means, with respect to any person, any other person controlling, controlled by or under common control with such person. For purposes of this definition and this Agreement, the term "control" (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person.

     "Applicable Laws" means all laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Entity having jurisdiction over the Acquired Assets or the Business, as may be in effect on or prior to the Closing.

     "Assumed Contracts" means those Contracts of Seller entered into in the ordinary course of business that relate primarily to the Acquired Assets or the Business or any part thereof; provided, that "Assumed

<PAGE 99>

Contracts" shall not include any Employee Benefit Plan or any Contract associated with an Employee Benefit Plan, or any Contract that is an Excluded Contract.

     "Assumed Liabilities" means (i) those obligations, debts and liabilities set forth in Section 2.5.

     "Bill of Sale and Assignment" means the Bill of Sale and Assignment by Seller to Buyer in form and substance to be agreed upon by Buyer and Seller prior to the Closing.

     "business day" means any other day than (i) a Saturday or Sunday or
(ii) a day on which commercial banks in Los Angeles, California are authorized or required to be closed.

     "Choses in Action" means a right to receive or recover property, debt, or damages on a cause of action, whether pending or not and whether arising in contract, tort or otherwise. The term shall include rights to indemnification, damages for breach of warranty or any other event or circumstance, judgments, settlements, and proceeds from judgments or settlements.

     "Closing" means the consummation of the transactions contemplated by this Agreement in accordance with the provisions of ARTICLE V.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended. All references to the Code, U.S. Treasury regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement.

     "Consents" means all consents and approvals of Governmental Entities, and all material consents and approvals of third parties, in each case that are necessary in order to transfer ownership in the Acquired Assets to Buyer and otherwise to consummate the transactions contemplated hereby.

     "Contracts" means all agreements, contracts, or other binding commitments, arrangements or plans, written or oral (including any amendments and other modifications thereto), to which Seller is a party or is otherwise bound and which relate primarily to the conduct of the Business.

     "Conversion Rate" means the ratio that the total number of Buyer's shares constituting the Purchase Price bears to the total number of outstanding shares of Seller upon the Closing.

<PAGE 100>

     "Debt," without duplication, means (a) all indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of Seller, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (b) all deferred indebtedness of Seller for the payment of the purchase price of property or assets purchased, (c) all obligations of Seller to pay rent or other payment amounts under a lease of real or personal property which is required to be classified as a capital lease in accordance with GAAP, (d) any outstanding reimbursement obligation of Seller with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of Seller, (e) any payment obligation of Seller under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (f) all indebtedness for borrowed money secured by any Lien existing on property owned by Seller, whether or not indebtedness secured thereby shall have been assumed, (g) all guaranties, endorsements, assumptions and other contingent obligations of Seller in respect of, or to purchase or to otherwise acquire, indebtedness for borrowed money of others, and (h) all premiums, penalties and change of control payments required to be paid or offered in respect of any of the foregoing as a result of the consummation of the transactions contemplated by this Agreement regardless if any of such are actually paid.

     "Employee Benefit Plans" means any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) employment agreement, and (iii) bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan, program or arrangement, which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to, by Seller or any Commonly Controlled Entity for the benefit of Seller's employees or former employees.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Contracts" means all Contracts that are not Assumed Contracts, including (a) all employment, change of control and severance Contracts; (b) all Employee Benefit Plans and contracts associated with Employee Benefit Plans, including all assets or funds held in trust, or otherwise, associated with or used in connection with the Employee Benefit Plans or contracts associated with Employee Benefit Plans; (c) any collective bargaining agreement; (d) all Contracts that have terminated or expired prior to the Closing Date in the ordinary course of

<PAGE 101>

business; and (e) all insurance Contracts.

     "Excluded Liabilities" means all debts, obligations and liabilities of Seller of any kind or character, whether known or unknown, absolute, accrued, contingent or otherwise, including debts, obligations and liabilities arising under the Excluded Contracts, other than the Assumed Liabilities.

     "GAAP" means generally accepted accounting principles in the United
States.

     "Governmental Entity" means any governmental department, commission, board, bureau, agency, court or other instrumentality of any foreign country or of the United States or any state, county, parish or municipality, jurisdiction, or other political subdivision thereof.

"Hazardous Substances" means any substance, material or waste that is classified, characterized or otherwise regulated by any applicable Environmental Law as hazardous, toxic, pollutant, contaminant, or words of similar meaning and effect.

"Intellectual Property" means confidentiality, proprietary, moral, technology, intellectual property or similar rights and includes without limitation all rights in or to (i) service marks, trademarks, trade names, business names (including the name and mark "Lancer Orthodontics"), domain, trade styles, trade dress, product designations, logos, product designs, proprietary designs, phrases, slogans and other identifications, mask works, advertising copy, and all goodwill associated with any of the foregoing; (ii) United States and foreign copyrights; (iii) United States and foreign patents, inventions, discoveries, works in progress, improvements, ideas, know- ideas, know-know-how, formula, methodology, processes, technology, patent applications, priority rights, industrial designs and models; (iv) trade secrets (including secret formulae, customer lists, vendor lists, processes, know-how, computer programs and routines) and all other proprietary rights and information, technology, database interests, operating instructions, inventions, drawings and technical or marketing information; (v) all applications, registrations, renewals, extensions, reissues, continuations, divisions and continuations-in-continuations-in-part of any of the foregoing items referenced in clauses (i) through
(iv); (vi) any similar rights to any of the foregoing items which are now or hereafter protected or legally enforceable under state or federal common laws or statutory laws of the United States or under laws of foreign jurisdictions; and (vii) the right to sue for past infringement of any of the foregoing.

<PAGE 102>

     "Inventory" means all work-in-progress, raw materials, and finished goods of Seller as used or held for use in the Business and located at any facilities of Seller or otherwise in the possession of the Business personnel held for use in the Business.

     "Knowledge" means, with respect to a specified party hereto, the actual knowledge of such party (including, but not limited to, (a) the actual knowledge of any subsidiaries of such party and (b) the actual knowledge of the officers, directors, employees and counsel of such party and of any subsidiaries of such party whose job responsibilities encompass the subject matter in question), together with such additional knowledge as would be acquired by a reasonable person upon conducting reasonable and diligent inquiry concerning the subject matter in question; provided, that no knowledge shall be imputed to Seller based on the actual or constructive knowledge of the Seller's officers and managers.

     "Leased Real Property" means all of the Seller's leasehold interests, easements, licenses, rights to access and rights-of-way which are used in connection with the operation of the Business.

     "Licenses" means all permits, registrations, licenses, authorizations and the like issued or required to be issued by any Governmental Entity or person to Seller relating primarily to the Business.

     "Liens" means all liens, pledges, security interests, mortgages, deeds of trust, tenancies, possessory interests, conditional sale or other title retention agreements, assessments, easements, covenants, restrictions, rights of first refusal, options or encumbrances of any kind, other than the Assumed Liabilities.

     "Material Adverse Effect" means a material adverse effect on the business, operations, properties, condition (financial or otherwise), results of operations, Acquired Assets, liabilities, or prospects of the Business, taken as a whole.

     "Patents" means the issued patent and patent applications owned by Seller as of the Closing Date.

     "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

     "Personal Property" means the machinery, equipment, tools, motor vehicles, furniture, furnishings, leasehold improvements, office

<PAGE 103>

equipment, Inventory, supplies, plant, spare parts, and other tangible or intangible personal property which are owned or, to the extent assignable pursuant to Section 4.6, leased by Seller and which are used or held for use primarily in the Business, including all URLs employing "Lancer" and telephone numbers used primarily in the Business.

     "Schedules" means the Schedules attached hereto.

     "Taxes" means taxes, charges, fees, imposts, levies, interest, penalties, additions to tax or other assessments or fees of any kind, including, but not limited to, income, corporate, capital, excise, property, sales, use, turnover, value added and franchise taxes, deductions, withholdings and customs duties, imposed by any Governmental Entity and any payments with respect thereto required under any tax-sharing agreement.

     "Tax Returns" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "Trademarks" means (a) trademarks, service marks, trade names, trade dress, labels, logos, and all other names and slogans associated with any products manufactured in the Business or embodying the goodwill of the Business, whether or not registered, and any applications or registrations therefor and (b) any associated goodwill incident thereto owned by Seller.

     SECTION 1.2 References and Titles. Titles appearing at the beginning of any Articles, Sections, subsections, or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The word "or" is not exclusive, and the word "including" (in its various forms) means "including, without limitation." Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.

ARTICLE II
SALE AND PURCHASE OF ACQUIRED ASSETS

     SECTION 2.1 Agreement to Sell and Buy. Subject to the terms and

<PAGE 104>

conditions set forth in this Agreement and except for the Excluded Assets, Seller shall sell, assign, transfer and deliver to Buyer on the Closing Date, and Buyer shall purchase on the Closing Date, free and clear of any Liens or liabilities (except for Permitted Liens and liabilities assumed by Buyer in accordance with Section 2.7) the following (the "Acquired Assets"):

     (a) The Personal Property located on the Leased Real Property, or otherwise in the possession of or used primarily in the Business;

     (b) The Leased Real Property;

     (c) To the extent assignable pursuant to Section 4.6, the Licenses benefiting or used primarily in the Business;

     (d) To the extent assignable pursuant to Section 4.6, the Assumed
Contracts;

     (e) To the extent assignable pursuant to Section 4.6, the Patents and Intellectual Property;

     (f) All Accounts Receivable for services provided or Inventory shipped;

     (g) (i) All of Seller's right, title and interest in and to the name(s) "Lancer" and derivations thereof, each of the additional trade names used in connection with the operation of the Business, and any Trademarks and/or Service Marks associated with such names;

     (h) All of Seller's stock, certificates and other indicia of ownership or interests in other persons, including all of Seller's stock in its subsidiary Lancer Orthodontics de Mexico (a Mexican Corporation;

     (i) The technical information and data, machinery and equipment warranties (to the extent such warranties are assignable), if any, maps, plans, diagrams, blueprints, schematics, projections, analysis, ideas, promotional literature, and similar data and information relating primarily to the Business, and goodwill relating to the foregoing;

     (j) Copies or originals of, all customer and supplier lists and similar data and information related to the Business with all use, exploitation, modification and other rights associated therewith, but without payment of royalty or accounting by either party; provided, that each party shall own all right, title and interest in and to any modifications or derivations thereof created by such party;

<PAGE 105>

     (k) (i) Executed copies of the Assumed Contracts, or if no executed agreement exists, summaries of each Assumed Contract transferred pursuant to clause (d) above and (ii) all records required by any Governmental Entity to be kept by the Business, subject to the right of Seller to copy and have such books and records made reasonably available to Seller for Tax and other purposes for a period of seven years after the Closing Date;

     (l) All claims, rights and interest of Seller relating to the Business or the Acquired Assets in and to any deposits or utility deposits;

(m) All Choses in Action relating primarily to the Business or the Acquired Assets pending or arising for the benefit of Seller;

(n) All intellectual property of whatever kind including, but not limited to, processes, inventions, copyrights, domain names,

(n) All applications and programs and web sites, including source and object codes relating to the Business or the Acquired Assets; and

     (o) All vendor lists, customer lists, and goodwill associated with the foregoing Acquired Assets.

     SECTION 2.2 Excluded Assets. The "Excluded Assets" shall mean all assets and rights of Seller not specifically listed in Section 2.1, including the following:

     (a) Seller's general books of account and books of original entry that comprise Seller's permanent accounting or tax records and books and records that Seller is required to retain pursuant to any applicable statute, rule or regulation; provided, that Buyer shall be entitled to reasonable access to and copies of the foregoing;

     (b) All Excluded Contracts listed on Schedule 2.2(c);

     (c) The Accounts Receivable listed on Schedule 2.2(d);

     (e) Cash in an amount not to exceed $20,000.00, and the regular bank accounts used in connection with the operation of the Business.

     SECTION 2.3 Purchase Price. "Purchase Price" shall mean the following: In addition to the liabilities and obligations assumed by Buyer pursuant to Section 2.7, the aggregate purchase price payable by Buyer to Seller on the Closing Date in consideration for the sale of the Acquired Assets shall be shares of Buyer's common stock, par value $0.08

<PAGE 106>

per share, such that the total number of shares comprising the Purchase Price multiplied by the Applicable Share Price (as defined below), shall equal $600,000.00. The "Applicable Share Price" shall mean, with respect to shares of the Buyer's common stock, the average closing bid price as reported on the Nasdaq SmallCap market during normal trading for the 5 trading days immediately preceding the Closing Date; however, in no event shall the Applicable Share Price be less than $0.62 per share or greater than $1.25 per share.

     SECTION 2.4 Proration of Expenses, Tax and Deposits. The ad valorem taxes, utility charges, rent and lease payments, and certificates of insurance for customers (but excluding principal and interest payments on Debt, Debt service or fees and amounts that have been or should be set forth as general and administrative expenses of Seller in accordance with
GAAP) shall be prorated between Buyer and Seller as of 11:59 p.m. on the Closing Date. All of such prorated items shall be settled between Buyer and Seller as a net adjustment to the Purchase Price as soon as reasonably practicable after the Closing Date. To the extent that the parties are not able to determine the actual amounts of such prorations as of the Closing Date, such amounts shall be determined based upon the parties' reasonable estimates thereof. The parties shall adjust the proration based on actual taxes and charges within a reasonable time after such actual numbers become first available (but in no event later than three months after the Closing Date) and shall settle such amounts in cash.

     SECTION 2.5 Assumption of Liabilities and Obligations; Excluded Liabilities. As of the Closing Date, Buyer shall assume and undertake to pay, discharge and perform only the following Assumed Liabilities, but only to the extent that a Consent, if required, is obtained with respect to such Assumed liabilities:

(a) all Accounts Payable attributable to the operation of the Business, and incurred in the ordinary course of business,

(b) all accrued payroll and related benefits expenses attributable to the operation of the Business,

(c) all sums under payable under Seller's line of credit,

(d) all sums payable with respect to any Leased Real Property, and

(e) all sums classified as "other current liabilities" on the Seller's most recent Form 10-Q.

All other obligations and liabilities of Seller shall be "Excluded

<PAGE 107>

Liabilities."

     SECTION 2.6 Allocation. On or before the Closing Date, Seller and Buyer shall negotiate in good faith an allocation of the Purchase Price among the Acquired Assets (as well as any liabilities assumed by Buyer) that complies with Section 1060 of the Code with respect to the allocation of the Purchase Price. If the allocation is not agreed upon on or before the Closing Date, then Buyer and Seller agree that the allocation shall be made and consistently reported by Buyer and Seller in compliance with Section 1060 based upon an asset valuation supplied by the Referee. The cost of such appraisal shall be shared equally by Buyer and Seller. Buyer will order such appraisal as soon as practicable after such date as Buyer and Seller fail to agree on such allocation.

     SECTION 2.7 Tax Treatment. The parties intend that the transactions contemplated hereby shall be treated as a non-taxable transaction under the Code.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of Seller. Except as set forth on Schedule 3.1, Seller represents and warrants to Buyer as follows. EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE SCHEDULES TO THIS AGREEMENT, THE SALE OF THE ACQUIRED ASSETS HEREUNDER WILL BE MADE WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE.

     (a) Organization, Good Standing, etc. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each state and jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, unless the failure to so qualify would not be likely to give rise to a Material Adverse Effect. Seller has delivered to Buyer true and complete copies of its Articles of Incorporation and Bylaws, as in effect at the date of this Agreement. Seller is not in violation of any provisions of its Articles or Certificate of Incorporation or Bylaws.

     (b) Authority. Subject to approval on or prior to the Closing Date of the sale of Acquired Assets in accordance with California Law, Seller has all requisite corporate power and authority to enter into this Agreement, the Bill of Sale and Assignment, and each other agreement, document, and instrument required to be executed in accordance herewith

<PAGE 108>

(collectively, the "Seller's Agreements") to which Seller is a party and to consummate the transactions contemplated hereby or thereby. Seller is not subject to any bankruptcy or reorganization proceedings or arrangements or moratorium affecting the enforcement of creditors rights generally and Seller is solvent. The execution and delivery of the Seller's Agreements by Seller and the consummation by Seller of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Seller, subject to the requisite approval of the holders of the outstanding capital stock of Seller entitled to vote thereon. The Seller's Agreements have been, or upon execution and delivery will be, duly executed and delivered and constitute, or upon execution and delivery will constitute, the valid and binding obligations of Seller enforceable against it in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (c) No Conflict; Required Filings and Consents. The execution and delivery of the Seller's Agreements by Seller do not, and, except for a vote or consent of the stockholders of Seller in accordance with California Law and the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the performance by Seller of the transactions contemplated hereby or thereby will not (i) violate, conflict with, or result in any breach of any provision of Seller's Certificate of Incorporation or Bylaws, (ii) subject to obtaining any necessary Consents, violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change of control of Seller or otherwise) any material obligation, or result in the loss of any material benefit, or give any person the right to require any security to be repurchased, or give rise to the creation of any Lien upon any of the Acquired Assets under any of the terms, conditions, or provisions of any material Contract to which Seller is a party or by which it or any of the Acquired Assets may be bound or subject, or (iii) violate any order, writ, judgment, injunction, decree, statute, law, rule, or regulation applicable to Seller or by which or to which any of the Acquired Assets is bound or subject, unless such violation would not be reasonably likely to give rise to a Material Adverse Effect. No Consent of any Governmental Entity is required by or with respect to Seller in connection with the execution and delivery of any Seller's Agreements by Seller or the consummation of the transactions contemplated hereby or thereby.

<PAGE 109>

     (d) Compliance with Applicable Laws.

(i) The Business has been conducted in compliance with each Applicable Law, unless the failure to so comply would not be reasonably likely to give rise to a Material Adverse Effect. To the Seller's Knowledge, no investigation or review by any Governmental Entity with respect to Seller is pending or threatened. In addition, Seller has duly and timely filed, or caused to be so filed with the appropriate Governmental Entities all reports, statements, documents, registrations, filings, or submissions with respect to the operation of the Business and the ownership of the Acquired Assets, except where the failure to so file would not be reasonably likely to give rise to a Material Adverse Effect.

 (ii) Seller is in compliance with all Licenses issued in connection with the operation of the Business, except where the failure to so comply would not be reasonably likely to give rise to a Material Adverse Effect.

(iii) To the extent consummation of the transactions contemplated by this Agreement constitutes a "plant closing" or a "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act (29 U.S.C. sec. 2101, et seq.) (the "WARN Act"), Seller hereby assumes responsibility for giving any and all notices required by the WARN Act or any similar state law or regulation. Seller assumes all liability for any and all claims asserted under the WARN Act or any similar state law or regulation because of any action taken by Seller with respect to the Business prior to the Closing. The parties hereby designate the Closing Date as the "effective date" for purposes of the WARN Act.

     (e) Absence of Litigation. There is no claim, action, suit, judicial, or administrative proceeding, grievance, or arbitration pending or, to the Knowledge of Seller, threatened against Seller, the Business or any of the Acquired Assets by or before any arbitrator or Governmental Entity, nor, to the Knowledge of Seller, are there any investigations relating to Business or any of the Acquired Assets pending or threatened by or before any arbitrator or Governmental Entity. There is no judgment, decree, injunction, order, determination, award, finding, or letter of deficiency of any Governmental Entity, or arbitrator, or settlement agreement, outstanding against Seller or any of the Acquired Assets, except for items that would not be reasonably likely to give rise to a Material Adverse Effect. There is no action, suit or judicial or administrative proceeding pending or, to the Knowledge of Seller, threatened against Seller relating to the transactions contemplated by this Agreement.

     (f) Insurance. No event has occurred, including the failure by Seller to give any notice or information or the delivery of any

<PAGE 110>

inaccurate or erroneous notice or information, which limits or impairs the rights of Seller under any insurance policies maintained by or for the benefit of Seller or its assets in such a manner as has had or could reasonably be expected to have a Material Adverse Effect. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last two years prior to the date hereof.

     (g) Owned Real Property. The Acquired Assets do not include any real property, other than the Leased Real Property.

     (h) Leased Real Property. Each and every lease underlying all Leased Real Property is a valid and binding obligation of Seller and is in full force and effect without amendment. Seller is not, and to the Knowledge of the Seller, no other party is, in default under any such lease. Subject to obtaining Consents to assignment of the Leased Real Property, Seller has the full legal power and authority to assign its rights under such leases to Buyer.

     (i) Personal Property. The Acquired Assets comprise all Personal Property used or held for use primarily in connection with the Business or which permit the operation of the Business as now conducted. Seller has good and valid title to, or a valid leasehold or license interest in, all Personal Property and none of the Personal Property is subject to any Lien or other encumbrances, other than the Liens listed on the Schedule hereto ("Permitted Liens"). Seller is not, and to the Knowledge of the Seller, no other party is, in default under any of the Contracts relating to the Personal Property where such default would be reasonably likely to adversely affect the Personal Property governed by such Contract. The Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

     (j) Liens and Encumbrances. All of the Acquired Assets are free and clear of all Liens, except for the Permitted Liens. At the Closing, all of the Acquired Assets shall be free and clear of all Liens, other than Permitted Liens, none of which will adversely affect the use and possession by Buyer of such Acquired Assets.

     (k) Environmental Matters. To the Knowledge of Seller, there are not any Hazardous Substances in, on or under the Acquired Assets or the Lease Real Property that (i) are in a condition or location that violates any Applicable Laws, (ii) required or would require remediation under Applicable Laws, (iii) give rise to a claim for damages or compensation by any effected person, or (iv) would cause any material loss, cost, liability or expense in connection with any violation of any Applicable Law, any order of any Governmental Entity or any claim by any private or

<PAGE 111>

public person arising out of any exposure of any person or property to any such Hazardous Substance.

     (l) Taxes. Seller has timely filed or caused to be timely filed all Tax Returns affecting the Business or the Acquired Assets which are required to be filed by Seller, all such Tax Returns which have been filed are accurate and complete in all material respects, and Seller has timely paid all Taxes shown on such returns or on any Tax assessment received by Seller to the extent that such Taxes have become due (except to the extent that such Taxes are being contested in good faith by Seller, which contests are listed on the Schedule hereto). Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. There are no Liens for Taxes upon the Business or the Acquired Assets, other than statutory liens for Taxes not yet due and payable. Seller has not received notice of any Tax deficiency or delinquency applicable to the Business. To the Knowledge of Seller, there are no legal, administrative, or Tax proceedings pursuant to which Seller is or could reasonably be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the Business or the Acquired Assets. None of the Acquired Assets directly or indirectly secures any debt the interest on which is exempt from tax under sec. 103(a) of the Code, and none of the Acquired Assets is "tax-exempt use property" within the meaning of sec. 168(h) of the Code.

      (m) Employee Benefit Matters; Labor; Employment. Except as set forth on the Schedule hereto, to the extent that any of the following could in any way adversely affect the Buyer, the Acquired Assets or the
Business:

(i) Neither the Seller nor any corporation, trade, business, or entity under common control with the Seller, within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA, ("Commonly Controlled Entity") contributes to or has an obligation to contribute to, nor has the Seller or any Commonly Controlled Entity at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, either (1) a multiemployer plan within the meaning of
Section 3(37) of ERISA or (2) any plan subject to Title IV of ERISA;

(ii) All obligations, whether arising by operation of law or by contract, required to be performed under Section 4980B of the Code (or similar state law) have been performed; and

(iii) Seller shall retain or assume each Employee Benefit Plan, and Buyer shall not assume or be liable for any of the obligations under any Employee Benefit Plan maintained by a Commonly Controlled Entity.

<PAGE 112>


(iv) Seller is not bound by or subject to any written or oral, express or implied, contract, commitment or arrangement with any labor union and the labor union has not requested or to Seller's Knowledge sought to represent any of the employees, representatives or agents of Seller. There is no strike or other labor dispute involving Seller pending or to Seller's Knowledge threatened that could have Material Adverse Effect on the Business nor is Seller aware of any labor organizing activity involving employees of the Business.

     (n) Patents, Trademarks, etc. Seller owns or has the right to license to Buyer all such Trademarks, as well as the Patents, and Intellectual Property (together, the "Acquired Intellectual Property") used in connection with the operation of the Business in accordance with the terms of this Agreement. Seller has taken all actions reasonable in light of its financial position to protect the Acquired Intellectual Property. To Seller's Knowledge, the Acquired Intellectual Property as used in the Business, does not infringe or violate any intellectual property rights of any other person and does not require the Seller, and to the knowledge of Seller will not require Buyer to obtain any license or other agreement to use any intellectual property rights of any other person. To the Knowledge of Seller, the Patents do not infringe or violate any patents or other intellectual property rights of any other person. There are no outstanding options, licenses or agreements of any kind relating to the Acquired Intellectual Property (excluding the Patents), nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to the Acquired Intellectual Property that are necessary for the Business. Seller has not granted rights to manufacture, produce, assemble, license, market or sell any products of the Business to any other person and is not bound by any agreement that affects Seller's exclusive right to develop, manufacture, assemble, distribute and market all of the products sold in the Business, except as set forth on the Schedule. No approval or consent is required to be obtained, and no notice is required to be given, with respect to the Acquired Intellectual Property in connection with this Agreement or the consummation of the transactions contemplated hereunder.

     (o) Relationships with Suppliers. To the Seller's Knowledge, no current supplier to the Business of items material to the conduct of the Business has threatened to terminate its relationship with Seller for any reason.

     (p) No Commissions. Neither Seller nor any person on Seller's behalf has incurred any finder's, broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby which would impose any obligation or liability upon Buyer.

<PAGE 113>


     (q) Disclosure. Notwithstanding anything to the contrary contained in this Agreement, neither Buyer, nor any of Buyer's officers or directors, shall be entitled to assert the breach of or be entitled to indemnification with respect to a representation or warranty to the extent that the Seller's officers and managers had actual knowledge that such representation or warranty was false or inaccurate as of the date hereof.

     SECTION 3.2 Representations and Warranties of Buyer. Except as set forth in Schedule 3.2, Buyer represents and warrants to Seller as follows:

     (a) Organization, Standing and Power. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted.

     (b) Authority. Buyer has all requisite corporate power and authority to enter into this Agreement and each other agreement, document, and instrument required to be executed in accordance herewith (collectively, the "Buyer's Agreements") to which Buyer is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Buyer's Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Buyer. The Buyer's Agreements have been, or upon execution and delivery will be, duly executed and delivered and constitute, or upon execution and delivery will constitute, the valid and binding obligations of Buyer, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (c) No Conflict. The execution and delivery of the Buyer's Agreements by Buyer do not, and the performance by Buyer of the transactions contemplated hereby or thereby will not (i) violate, conflict with, or result in any breach of any provision of Buyer's Certificate of Incorporation or Bylaws, (ii) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change of control of Seller or otherwise) any material obligation, or result in the loss of any material benefit, or give any person the right to require any security to be

<PAGE 114>

repurchased under any of the terms, conditions, or provisions of any material Contract to which Buyer is a party or by which it may be bound or subject, or (iii) violate any order, writ, judgment, injunction, decree, statute, law, rule, or regulation applicable to Buyer or by which it is bound or subject, unless such violation would not be reasonably likely to give rise to a Material Adverse Effect.

     (d) Consents. The execution, delivery and performance of Buyer's Agreements by Buyer does not require the consent of a Governmental Entity or a third party not affiliated with Buyer.

     (e) No Commissions. Neither Buyer nor any person on Buyer's behalf has incurred any finder's, broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby which would impose any obligation or liability upon Seller.

     (f) Solvency. The fair value of the property of Buyer is greater than the total amount of the liabilities of Buyer as of the date hereof, and, as of the date hereof, Buyer is able to pay all indebtedness of Buyer as such indebtedness matures.

ARTICLE IV
COVENANTS

     SECTION 4.1 Conduct of Business. Except as contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing, from the date of this Agreement until the Closing, Seller covenants and agrees that Seller shall conduct the Business in the ordinary course.

     SECTION 4.2 Cooperation in Operations of the Business. During the period from the date hereof through the Closing Date, Seller shall provide Buyer and Buyer's officers, directors and employees full access to the operation and management of the Business and the right to participate, where commercially practicable, in the operations, management and decision-making processes of the Business.

     SECTION 4.3 Proxy Statement; Fairness Opinion. As promptly as practicable after the execution of this Agreement, Seller shall use commercially reasonable efforts to (i) prepare the Proxy Statement and all related materials required pursuant to the Exchange Act to consummate the transactions contemplated hereby, (ii) file such materials with the Commission and (iii) call a meeting of Seller's stockholders for the purpose of, among other things, securing the adoption of the sale of the Acquired Assets by the stockholders of Seller in accordance with Seller's certificate of incorporation and bylaws and California Law. Seller shall use commercially reasonable efforts to have the Proxy Statement declared

<PAGE 115>

effective as promptly as practicable by the Commission. Seller's board of directors shall recommend that the Seller's stockholders approve the sale of the Acquired Assets pursuant to the terms of this Agreement, and shall state in the Proxy Statement and in a resolution approving the sale of the Acquired Assets that Seller's board of directors deems such sale pursuant to the terms of this Agreement to be in the best interests of the corporation. Seller and Buyer (but at Seller's expense) shall jointly use commercially reasonable efforts to obtain prior to the mailing of the Proxy Statement a favorable opinion for inclusion in the Proxy Statement as to the fairness, from a financial point of view, to the Seller's stockholders of the Purchase Price.

     SECTION 4.4 Access and Information. Until the Closing, Seller shall afford to Buyer and its representatives (including accountants and counsel) full access, during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the business of Seller, to all properties, books, records, and Tax Returns of Seller and all other information with respect to the Business, together with the opportunity to make copies of such books, records, and other documents and to discuss the Business with such officers, directors, managerial personnel, accountants, consultants, and counsel for Seller as Buyer deems reasonably necessary or appropriate, including the right to visit Seller's facilities. In furtherance of the foregoing, Seller shall authorize and instruct its independent public accountants to meet with Buyer and its representatives, including Buyer's independent public accountants, to discuss the business and accounts of Seller and to make available (with the opportunity to make copies) to Buyer and its representatives, including its independent public accountants, all the work papers of its accountants related to their audit or review of the consolidated financial statements and Tax Returns of Seller. From and after the Closing Date, Buyer shall afford Seller access to its books and records or financial reports upon reasonable notice solely to the extent necessary to prepare Seller's Tax Returns, to comply with the requirements of Seller's independent auditors, to comply with Exchange Act or other legal requirements.

     SECTION 4.5 Notification of Certain Matters. Each party hereto shall give prompt written notice to the other party of (a) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or that would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date,
(b) the failure of such party, or any officer, director, employee, or agent of such party, to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it hereunder, and (c) with respect to Seller, the occurrence of any

<PAGE 116>

threat made to Seller by any key employee, to resign or otherwise terminate their employment or independent contractor relationship with Seller. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

     SECTION 4.6 Consents. After the date hereof and prior to the Closing, Seller shall use commercially reasonable efforts to (i) obtain the written Consent from any party to any Contract, including each Assumed Contract and any leases related to the Leased Premises, which is required to permit the consummation of the transactions contemplated hereby, and (ii) obtain all Consents of or from Governmental Entities necessary to consummate the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, (i) the obligation to use "commercially reasonable efforts" shall not obligate either party to expend in excess of $25,000 in the aggregate in obtaining any such Consents (other than obtaining the approval of Seller's stockholders pursuant to California Law and the Exchange Act), and (ii) this Agreement shall not constitute an assignment of any Contract or License if an attempted assignment thereof, without a Consent, would constitute a breach thereof or in any way adversely affect the rights of Seller (or Buyer as its assignee) thereunder. If such Consent is not obtained, or if any attempt at an assignment thereof would be ineffective or would affect the rights of Seller or Buyer thereunder so that Buyer would not in fact receive all such rights, Seller shall cooperate with Buyer to the extent reasonably necessary to provide for Buyer the benefits under such Contract or License, including enforcement for the benefit of Buyer of any and all rights against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

     SECTION 4.7 Employee Matters.

     (a) Transfer of Employees. On or prior to the Closing, Buyer will extend offers of employment to substantially all of the employees of Seller who provide services primarily to the Business. Any offers so extended by Buyer shall be on such terms and conditions that Buyer shall determine in its sole discretion. Seller waives any claims against Buyer and any of Seller's employees who are extended an offer of employment by Buyer arising from such employment by Buyer including any claims arising under any employment agreement, confidentiality agreement, intellectual property agreement or non-competition agreement between such person and Seller. An employee formerly in the employ of Seller that accepts an offer of employment made pursuant to this paragraph shall be deemed a "Hired Employee" for purposes of this Agreement.

<PAGE 117>

     (b) Accrued Vacation. Buyer shall assume, on the date each such person accepts an offer of employment with Buyer, liability for vacation accrued by Seller for all of Seller's employees hired by Buyer pursuant to Section 4.7(a). Seller shall provide Buyer a true and correct accounting of all accrued vacation of such persons within fifteen (15) days of such hiring.

     (c) Stock Options. Within 60 days of the Closing, with respect to all Hired Employees that upon the closing date had received grants of stock options or warrants to purchase shares of Seller, Buyer shall offer such Hired Employees the right to exchange such stock options or warrants for equivalent stock options or warrants to purchase shares of Buyer at the Conversion Rate.

     SECTION 4.8 Risk of Loss.

     (a) The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Acquired Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing. In the event of any such loss, damage, impairment, confiscation, or condemnation, whether or not covered by insurance, Seller shall promptly notify Buyer of such loss, damage, impairment, confiscation, or condemnation, which notice shall provide an estimate of the costs to repair, restore or replace such Acquired Assets and shall state whether Seller intends to repair, restore or replace such assets.

     (b) If Seller, at its expense, repairs, replaces, or restores such Acquired Assets to their prior condition to the satisfaction of Buyer before the Closing, Seller shall be entitled to all insurance proceeds and condemnation awards, if any, by reason of such award or loss.

     (c) If Seller does not or cannot restore or replace lost, damaged, impaired, confiscated or condemned Acquired Assets, Buyer may at its option:

(i) terminate this Agreement by notice forthwith without any further obligation hereunder and without further liability to Buyer if the replacement cost of such Acquired Assets exceeds $25,000 in the aggregate; or

(ii) proceed to the Closing of this Agreement without Seller completing the restoration and replacement of such Acquired Assets, provided that Seller shall assign all rights under applicable insurance policies and condemnation awards, if any, to Buyer and that the Purchase Price shall be reduced by the repair or replacement costs of any Acquired Asset to the extent not covered by such insurance proceeds or condemnation award,

<PAGE 118>

and in such event, Seller shall have no further liability with respect to the condition of the Acquired Assets directly attributable to the loss, damage, impairment, confiscation, or condemnation.

     (d) Buyer will notify Seller of a decision under the options described in Section 4.8(c) above within five (5) business days after Seller's notice to Buyer of the damage or destruction of Acquired Assets; provided, that if Seller states that it intends to restore the damaged Acquired Assets and if Seller has not restored such damaged Acquired Assets immediately prior to the Closing Date, notwithstanding Buyer's prior delivery of a notice to proceed pursuant to this Section, Buyer shall have the right to either postpone the Closing or terminate this Agreement by notice forthwith.

     SECTION 4.9 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto will use all commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under Applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement and their duly authorized representatives shall take all such action. Without limiting the generality of the foregoing, if, after the Closing Date, Buyer seeks indemnification or recovery from one or more other parties to an Assumed Contract or otherwise seeks to enforce such Assumed Contract and, in order to obtain such indemnification, recovery or enforcement, it is necessary for Seller to initiate a suit, participate in any enforcement proceeding or otherwise provide assistance to Buyer, then, at the request and the sole expense of Buyer, Seller shall take such action as Buyer may reasonably request in connection with Buyer's efforts to obtain such indemnification, recovery or enforcement.

SECTION 4.10 Registration Statement. Buyer shall, within 30 days of the execution of this Agreement, cause to be filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4 (or alternative registration statement as appropriate) (the "Registration Statement"). The Registration Statement shall seek to register the Common Stock that comprises the Purchase Price. Buyer shall make commercially reasonable efforts to pursue the Registration Statement to final approval by the SEC. Buyer will be deemed to have made commercially reasonable efforts to pursue the Registration Statement if Buyer (i) files the Registration Statement with 30 days of the execution of this Agreement,
(ii) files necessary amendments to the Registration Statement (following comments by the SEC staff) in good faith and within 20 days of receiving such comments, and (iii) files three or more amendments to the

<PAGE 119>

Registration Statement.

ARTICLE V
CLOSING; CLOSING DELIVERIES AND CONDITIONS PRECEDENT

     SECTION 5.1 Closing. Subject to the satisfaction or waiver of the conditions set forth below, the Closing will take place at the offices of Buyer, at 10:00 a.m., local time, on a date to be agreed upon by the parties, as soon thereafter as the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby shall have occurred (other than with respect to actions to be taken at the Closing), or at such other place and time as Buyer and Seller may agree (the "Closing Date").

     SECTION 5.2 Conditions to Each Party's Obligation. The respective obligations of Buyer and Seller to effect the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

     (a) Consents and Approvals. All authorizations, Consents, orders, or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained.

     (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

     (c) No Action. No action shall have been taken nor any statute, rule, or regulation shall have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated hereby illegal.

     (d) License Agreement. Buyer and Seller shall each have been furnished with a fully executed copy of a License Agreement suitable to transfer the Intellectual Property, Acquired Intellectual Property, Patents, Software, and Know-How that comprises the Acquired Assets.

     (e) Consents Under Agreements. Buyer and Seller shall each have been furnished with evidence reasonably satisfactory to it of the Consent or approval of each person that is a party to a material Contract (including evidence of the payment of any required payments) whose consent or approval shall be required in order to permit the consummation of the

<PAGE 120>


transactions contemplated hereby, and such consent or approval shall be in form and substance satisfactory to Buyer.

     (f) Certificate of Stockholder Consent. The stockholders of Seller shall have approved the performance of the transaction contemplated by this Agreement in accordance with Seller's Certificate/Articles of Incorporation and Bylaws and the Exchange Act and California Law, and Seller shall have delivered to buyer a certificate from Seller's corporate secretary certifying Seller's stockholder's approval of the performance of the transaction contemplated by this Agreement.

     (g) Certificate of Director's Consent. The Board of Directors of both parties shall have approved the performance of the transaction contemplated by this Agreement in accordance with each parties' Certificate/Articles of Incorporation and Bylaws and the Exchange Act and Delaware or California Law as the case may be, and each party shall have delivered to the other party a certificate from each party's corporate secretary certifying the Board of Director's approval of the performance of the transaction contemplated by this Agreement.

     (h) Fairness Opinion. A reputable accountant shall have delivered to Seller and Buyer a favorable opinion for inclusion in the Proxy Statement as to the fairness, from a financial point of view, to the Seller's stockholders of the Purchase Price.

     (i) Registration Statement. Buyer shall have filed the Registration Statement pursuant to its obligations under Section 4.10.

     (j) Amendment to the Schedules. Seller shall have delivered to Buyer any updates or amendments to the Schedules executed concurrently with this Agreement and Buyer, in its discretion, shall have accepted such updates and amendments.

     (k) Line of Credit. Seller shall have delivered to Buyer a Consent sufficient to transfer Seller's line of credit to Buyer.

     (l) Buyer's Agreement Waiving Right to Distribution and/or Dividend of Biomerica Shares. Buyer and Seller shall have executed a contractual agreement whereby Buyer, in its capacity as a shareholder in Seller, waives any and all right to any distribution or dividend of Buyer's shares that comprise the Purchase Price.


     SECTION 5.3 Conditions to Obligation of Buyer. The obligation of Buyer to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions unless waived, in whole or in

<PAGE 121>

part, by Buyer:

     (a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Seller contained herein that is qualified by a materiality standard or a Material Adverse Effect qualification shall not be further qualified hereby) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Buyer shall have received a certificate to such effect signed on behalf of Seller by the chief executive officer or president of Seller.

     (b) Performance of Obligations. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Buyer shall have received a certificate to such effect signed on behalf of Seller by the chief executive officer or president of Seller.

     (c) Material Adverse Effect. No events or conditions shall have occurred since the date hereof and neither Seller nor Buyer shall have Knowledge of any event or condition reasonably likely to occur after the Closing Date which, individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect.

     (d) Closing Deliveries. At the Closing, Seller shall deliver to Buyer the following:

(i) Bill of Sale and Assignment. A counterpart of the Bill of Sale and Assignment executed by Seller, together with any other assignments and other transfer documents as requested by Buyer;

(ii) Landlord Consent. Landlord consent letters from the lessors of the Leased Real Property in a form and substance reasonably satisfactory to Buyer and its lenders or other financing sources;

(iii) Contracts, Business Records, etc. Copies and, to the extent they are in the possession of Seller, originals of all Assumed Contracts, customer and vendor lists used by Seller in connection with the Business, which copies shall be available at the Closing or at the principal business offices of the Business;

(iv) Non-Foreign Affidavit. A non-foreign affidavit within the meaning of
Section 1445(b)(2) of the Code from the chief executive officer or chief financial officer of Seller.

     SECTION 5.4 Conditions to Obligations of the Seller. The obligation

<PAGE 122>

of Seller to effect the transactions contemplated hereby is subject to the satisfaction of the following conditions unless waived, in whole or in part, by Seller.

     (a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of Buyer contained herein that is qualified by a materiality standard shall not be further qualified hereby) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Seller shall have received a certificate to such effect signed on behalf of Buyer by the chief executive officer or president of Buyer.

     (b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Seller shall have received a certificate to such effect signed on behalf of Buyer by the chief executive officer or president of Buyer.

ARTICLE VI
TERMINATION, AMENDMENT AND WAIVER

     SECTION 6.1 Termination. This Agreement may be terminated prior to the Closing:

     (a) by mutual consent of Buyer and Seller;

     (b) by either Seller or Buyer:

(i) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within 20 days following receipt by the breaching party of written notice of such breach;

(ii) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable efforts to lift), in each case restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement;

(iii) if the Closing shall not have occurred by April 30, 2002; provided, that the right to terminate this Agreement under this clause (iii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

<PAGE 123>

(iv) if a meeting of the stockholders of Seller (including any adjournments thereof) shall have been held and completed and Seller's stockholders shall have taken a final vote on a proposal to approve the sale of the Acquired Assets and such sale was not approved by the requisite vote of holders of Seller's Common Stock under Seller's certificate of incorporation and bylaws and California Law; or

     (c) by Buyer pursuant to the provisions of Section 4.8;

     (d) by either party if Seller and Buyer cannot obtain a fairness opinion as described in Section 4.3 on or prior to the date of the mailing of the Proxy Statement; or

     (e) by Seller following receipt of a proposal from an unaffiliated third party involving (i) a purchase, lease, exchange or transfer of the Acquired Assets or all or substantially all of the assets of Seller, or
(ii) any merger, consolidation, share exchange or similar transaction for the acquisition of Seller, and the determination by Seller's board of directors that such proposal is more beneficial to Seller's stockholders than the transactions contemplated herein.

     Notwithstanding anything in the foregoing to the contrary, no party that is in material breach of this Agreement shall be entitled to terminate this Agreement except with the consent of the other party.

     SECTION 6.2 Effect of Termination. In the event of a termination of this Agreement by either Seller or Buyer as provided above, there shall be no liability on the part of either Buyer or Seller. This ARTICLE VI shall survive the termination of this Agreement. Except as provided in
Section 6.3 below, each of the parties hereto shall be responsible for its own expenses and those of its advisors, and no party hereto, nor any of their Affiliates, shall be responsible to the other parties, or any of their Affiliates, for any expenses relating to the transactions contemplated by this Agreement.


ARTICLE VII
INDEMNIFICATION

     SECTION 7.1 Indemnification of Buyer. Subject to the provisions of this ARTICLE VII, Seller shall indemnify and hold harmless Buyer and each officer, director and Affiliate of Buyer (the "Buyer Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, interest, suits, penalties, costs, and expenses (including court costs, reasonable attorneys' fees and other expenses incurred in investigating and preparing for, or otherwise in

<PAGE 124>

connection with, any litigation or proceeding) ("Losses") that any of the Buyer Indemnified Parties incurs and that relate to, result from or arise out of:

     (a) any and all liabilities arising under the Assumed Contracts which relate to events occurring prior to the Closing Date;

     (b) any breach or default by Seller of any of the representations, warranties, covenants or agreements under this Agreement or any other agreement or document executed in connection herewith;

     (c) any claim, action, suit, proceeding, grievance or arbitration set forth on Section 3.1(f) of the Schedule;

     (d) any and all obligations or liabilities under any Excluded
Contract;

     (e) any action, claim, proceeding or demand by a third party based on Seller's failure to comply with all requirements of the Securities Act of 1933, as amended, and the Exchange Act or any statement made or failed to be made in any filing or communication governed thereby; and

     (f) any law or contract with respect to each (i) Employee Benefit Plan and all associated contracts and documents, (ii) employee benefit plan (as such term is described in Section 3(3) of ERISA), which is or was sponsored, maintained, or contributed to by any Commonly Controlled Entity either presently or at any time and all associated contracts and documents, and (iii) employee and former employee of Seller or any Commonly Controlled Entity, in connection with any event commencing, occurring, or failing to occur on or prior to the Closing Date.

     SECTION 7.2 Indemnification of Seller. Subject to the provisions of this ARTICLE VII, Buyer shall indemnify and hold harmless Seller and each officer, director and Affiliate of Seller (the "Seller Indemnified Parties") from and against any and all Losses that any of the Seller Indemnified Parties incurs and that relate to, result from or arise out of:

     (a) any and all liabilities arising under the Assumed Contracts which relate to events occurring after the Closing Date and any and all liabilities arising under the Assumed Liabilities;

     (b) any breach or default by Buyer of any representation, warranty, covenant or agreement under this Agreement or any agreement or document executed in connection herewith; and

<PAGE 125>

     (c) the WARN Act with respect to actions taken by Buyer after the Closing Date.

     SECTION 7.3 Defense of Third-Party Claims. A Buyer Indemnified Party or a Seller Indemnified Party, as the case may be (an "Indemnified Party") shall give prompt written notice to any entity or person who is obligated to provide indemnification hereunder (an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party under this ARTICLE VII except to the extent (and solely to the extent) that the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, that:

     (a) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such third-party action (provided, that the Indemnifying Party shall pay the attorneys' fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, (iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (iv) the Indemnified Party's counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

     (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have an adverse effect on its business;

     (c) No Indemnifying Party or Indemnified Party shall consent to the

<PAGE 126>

entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party and Indemnifying Party of a release from all liability in respect of such third-party action; and

     (d) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within 30 days after notice thereof, or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

     The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this ARTICLE VII and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     SECTION 7.4 Direct Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 7.3 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Losses which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

ARTICLE VIII
GENERAL PROVISIONS

     SECTION 8.1 Survival of Representations, Warranties, and Covenants. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, each of the representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of eighteen (18) months. To the extent that such are performable after the Closing, each of the covenants and

<PAGE 127>

agreements contained in each of the Transaction Documents shall survive the Closing indefinitely.

     SECTION 8.2 Further Actions. After the Closing Date, Seller shall execute and deliver such other certificates, agreements, conveyances, and other documents, and take such other action, as may be reasonably requested by Buyer in order to transfer and assign to, and vest in, Buyer the Acquired Assets pursuant to the terms of this Agreement.

     SECTION 8.3 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.4 Waiver of Compliance. Any failure of Buyer on the one hand, or Seller, on the other hand, to comply with any obligation, covenant, agreement, or condition contained herein may be waived only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

     SECTION 8.5 Specific Performance. The parties recognize that in the event either party should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Each party shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, each party hereby waives the defense that there is an adequate remedy at law.

     SECTION 8.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the court or other Governmental Authority making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

     SECTION 8.7 Expenses and Obligations. Except as otherwise expressly provided in this Agreement or as provided by law, all costs and expenses

<PAGE 128>

incurred by the parties hereto in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred such expenses. Notwithstanding the foregoing, all sales Taxes arising out of the transactions contemplated by this Agreement shall be paid by Buyer. In the event of a dispute between the parties in connection with this Agreement and the transactions contemplated hereby, each of the parties hereto hereby agrees that the prevailing party shall be entitled to reimbursement by the other party of reasonable legal fees and expenses incurred in connection with any action or proceeding.

     SECTION 8.8 Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other person (other than the Indemnified Parties as provided in ARTICLE VII) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile, mailed by registered or certified mail (return receipt requested) or sent by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) If to Buyer, to

Biomerica, Inc.
1533 Monrovia Avenue
Newport Beach, CA 92663
Fax: (949) 722-6674

     (b) If to Seller, to

Lancer Orthodontics, Inc.
253 Pawnee Street
San Marcos, CA 92069
Fax: (760) 744-5842

     Any of the above addresses may be changed at any time by notice given as provided above; provided, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if sent by facsimile, (iii) three business days after the date of mailing,

<PAGE 129>

if mailed by registered or certified mail, return receipt requested, and
(iv) one business day after the date of sending, if sent by Federal Express or other recognized overnight courier.

     SECTION 8.10 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 8.11 Entire Agreement. This Agreement (which term shall be deemed to include the Exhibits and Schedules hereto and the other certificates, documents and instruments delivered hereunder) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, letters of intent and understandings, both written and oral, among the parties with respect to the subject matter hereof. There are no representations or warranties, agreements, or covenants other than those expressly set forth in this Agreement.

     SECTION 8.12 Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. EACH OF BUYER AND SELLER SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN ORANGE COUNTY, IN THE STATE OF CALIFORNIA.

     SECTION 8.13 Public Announcements. All notices, releases, statements and communications to employees, suppliers, distributors and customers of Buyer and Seller and to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Buyer and Seller. Notwithstanding the foregoing sentence, any party shall be entitled to make a public announcement or statement or other public disclosure relating to the transactions contemplated hereby if, in the written opinion of its legal counsel, such announcement or statement or other public disclosure is required to comply with any applicable law, subpoena or other process; provided, that the disclosing party gives the other party prior written notice of its intention to make such disclosure, the content of such disclosure and the provision of law, subpoena or process requiring such disclosure and cooperates, to the extent reasonably allowable, with the other party in the content and timing of such disclosure. Notwithstanding anything to contrary in this Section, Seller shall be permitted to file this Agreement and to describe the transactions contemplated hereby in a Current Report on Form 8-K or Quarterly Report on Form 10-Q filed under the Exchange Act.

<PAGE 130>

     SECTION 8.14 Confidentiality. Each party hereto agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such party may obtain from the other party pursuant to this Agreement or otherwise, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, that a party may disclose such information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with this Agreement as long as such attorneys, accountants, consultants and other professional are informed of the confidential nature of such information, (ii) if required or compelled by law or regulation, to the extent advised by an opinion of counsel that such disclosure is necessary or required, or
(iii) with the prior review and approval of Buyer, by Seller in a press release relating to the execution hereof and in the related Form 8-K and in the Proxy Statement.

     SECTION 8.15 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, that nothing in this Agreement shall limit Buyer's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Buyer without the consent of Seller. Seller shall execute an acknowledgment of such assignment(s) and collateral assignments in such forms as Buyer or its lenders may from time to time reasonably request; provided, further, that unless written notice is given to Seller that any such collateral assignment has been foreclosed upon, Seller shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Buyer's assigns.

     SECTION 8.16 Headings. The headings of this Agreement are for convenience of reference only and are not part of the substance of this Agreement.

     IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their Board of Directors as of the date first written above.


SELLER:

LANCER ORTHODONTICS, INC.

<PAGE 131>


/s/ Zackary Irani
--------------------------------------
Zackary Irani


/s/ Janet Moore
--------------------------------------
Janet Moore


/s/ Dr. Robert Orlando
--------------------------------------
Dr. Robert Orlando


/s/ Dr. Francis Cano
--------------------------------------
Dr. Francis Cano


BUYER:

BIOMERICA, INC.


/s/ Allen Barbieri
--------------------------------------
Allen Barbieri

/s/ Dr. Carlos St. Aubyn Beharie
--------------------------------------
Dr. Carlos St. Aubyn Beharie

/s/ David Burrows
--------------------------------------
David Burrows

/s/ Dr. Francis Cano
--------------------------------------
Dr. Francis Cano

/s/ Zackary Irani
--------------------------------------
Zackary Irani

<PAGE 132>

/s/ Janet Moore
--------------------------------------
Janet Moore

/s/ Dr. Robert Orlando
--------------------------------------
Dr. Robert Orlando


SCHEDULES TO ASSET PURCHASE AGREEMENT BY AND BETWEEN LANCER ORTHODONTICS, INC., AND BIOMERICA, INC


Schedule 2.2(c) Excluded Contracts:


Schedule 2.2(d) Excluded Accounts Receivable:


Schedule 3.1 Exceptions to Representations and Warranties of Seller:



Schedule 3.2 Exceptions to Representations and Warranties of Buyer




ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
BIOMERICA, INC.

     Pursuant to the Delaware General Corporation Law, the undersigned, constituting all of the members of the Board of Directors of BIOMERICA, INC. (the "Corporation"), in accordance with the Corporation's Articles and Bylaws, do hereby adopt, approve, confirm, and ratify in writing without a meeting the following resolutions of the Board of Directors of the Corporation.

WHEREAS, the Boards of Directors of Biomerica, Inc. and Lancer
Orthodontics, Inc. have pursued discussions regarding the possible acquisition by Biomerica, Inc. of the assets and liabilities of Lancer Orthodontics, Inc. through the vehicle of an Asset Purchase Agreement, in a transaction to take place in the Spring of 2002.

RESOLVED, that upon discussion and consideration, the Directors have

<PAGE 133>

determined that the asset purchase is advisable;

RESOLVED, that the purchase price to be paid, to wit, common stock of Biomerica equal to $600,000.00, as well as the other terms of the proposed Asset Purchase Agreement is fair to and in the best interests of the Corporation and its shareholders;

RESOLVED, that the Corporation has entered into an ASSET PURCHASE AGREEMENT BY AND BETWEEN LANCER ORTHODONTICS, INC., AND BIOMERICA, INC. on or about February 25, 2002 (the "Asset Purchase Agreement"), whereby the Corporation has agreed to acquire all or substantially all of the assets of Lancer Orthodontics, Inc. The Asset Purchase Agreement is hereby ratified, and the Board of Directors hereby elects to proceed with the transaction underlying the Asset Purchase Agreement.


/s/ Allen Barbieri
--------------------------------------
Allen Barbieri

/s/ Dr. Carlos St. Aubyn Beharie
--------------------------------------
Dr. Carlos St. Aubyn Beharie

/s/ David Burrows
--------------------------------------
David Burrows

/s/ Dr. Francis Cano
--------------------------------------
Dr. Francis Cano

/s/ Zackary Irani
--------------------------------------
Zackary Irani

/s/ Janet Moore
--------------------------------------
Janet Moore

/s/ Dr. Robert Orlando
--------------------------------------
Dr. Robert Orlando


<PAGE 134>

ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
LANCER ORTHODONTICS, INC.

     Pursuant to the California Corporations Code, the undersigned, constituting all of the members of the Board of Directors of LANCER ORTHODONTICS, INC. (the "Corporation"), in accordance with the Corporation's Articles and Bylaws, do hereby adopt, approve, confirm, and ratify in writing without a meeting the following resolutions of the Board of Directors of the Corporation.

WHEREAS, the Boards of Directors of Biomerica, Inc. and Lancer
Orthodontics, Inc. have pursued discussions regarding the possible acquisition by Biomerica, Inc. of the assets and liabilities of Lancer Orthodontics, Inc. through the vehicle of an Asset Purchase Agreement, in a transaction to take place in the Spring of 2002.

RESOLVED, that upon discussion and consideration, the Directors have determined that the asset purchase is advisable;

RESOLVED, that the purchase price to be paid, to wit, common stock of Biomerica equal to $600,000.00, as well as the other terms of the proposed Asset Purchase Agreement is fair to and in the best interests of the Corporation and its shareholders;

RESOLVED, that the Corporation has entered into an ASSET PURCHASE AGREEMENT BY AND BETWEEN LANCER ORTHODONTICS, INC., AND BIOMERICA, INC. on or about February 25, 2002 (the "Asset Purchase Agreement"), whereby the Corporation has agreed to sell all or substantially all of the assets of the Corporation to Biomerica, Inc. The Asset Purchase Agreement is hereby ratified, and the Board of Directors hereby elects to proceed with the transaction underlying the Asset Purchase Agreement;

RESOLVED, that the Directors shall recommend to the Corporation's shareholders to they vote "for" a proposal to approve the Asset Purchase Agreement.

/s/ Zackary Irani
--------------------------------------
Zackary Irani


/s/ Janet Moore
--------------------------------------
Janet Moore

<PAGE 135>


/s/ Dr. Robert Orlando
--------------------------------------
Dr. Robert Orlando


/s/ Dr. Francis Cano
--------------------------------------
Dr. Francis Cano


--------------------------------------------------------
Exhibit 99.4: Amendment Number One to Asset Purchase Agreement by and Between Lancer and Biomerica

AMENDMENT NUMBER ONE TO ASSET PURCHASE AGREEMENT BY AND BETWEEN LANCER ORTHODONTICS, INC., AND BIOMERICA, INC.

     This AMENDMENT NUMBER ONE TO ASSET PURCHASE AGREEMENT BY AND BETWEEN LANCER ORTHODONTICS, INC., AND BIOMERICA, INC. (this "Amendment") is hereby entered into as of on or about March 12, 2002 to that ASSET PURCHASE AGREEMENT BY AND BETWEEN LANCER ORTHODONTICS, INC., AND BIOMERICA, INC. (the "Agreement"), entered into as of on or about February 25, 2002, by and between Lancer Orthodontics, Inc., a California corporation ("Seller"), and Biomerica, Inc., a Delaware corporation ("Buyer").

RECITALS

     A. Seller manufactures and distributes orthodontic products such as preformed bands, direct bonding brackets, buccal tubes, arch wires, lingual attachments, related accessories and dental amalgams (the
"Business").

     B. Seller desires to sell and Buyer desires to buy certain of the assets used or held for use in the operation of the Business as described herein and upon the terms and conditions hereinafter set forth.

     C. On February, 25, 2002, Seller and Buyer entered into the
Agreement. The parties, by executing this written Amendment to the Agreement, hereby amend the Agreement as follows to adjust the number of shares of Buyer's common stock that constitute the Purchase Price under the Agreement.

AMENDMENT TO AGREEMENT

<PAGE 136>

1. Paragraph to Be Stricken From the Agreement. The follow paragraph shall be stricken from the Agreement:

SECTION 2.3 Purchase Price. "Purchase Price" shall mean the following: In addition to the liabilities and obligations assumed by Buyer pursuant to
Section 2.7, the aggregate purchase price payable by Buyer to Seller on the Closing Date in consideration for the sale of the Acquired Assets shall be shares of Buyer's common stock, par value $0.08 per share, such that the total number of shares comprising the Purchase Price multiplied by the Applicable Share Price (as defined below), shall equal $600,000.00. The "Applicable Share Price" shall mean, with respect to shares of the Buyer's common stock, the average closing bid price as reported on the Nasdaq SmallCap market during normal trading for the 5 trading days immediately preceding the Closing Date; however, in no event shall the Applicable Share Price be less than $0.62 per share or greater than $1.25 per share.

2. Paragraph to Be Substituted into the Agreement. In place of the paragraph to be stricken in the section just previous, the follow paragraph shall substituted, and shall form a part of the Agreement, as amended.

SECTION 2.3 Purchase Price. "Purchase Price" shall mean the following: In addition to the liabilities and obligations assumed by Buyer pursuant to
Section 2.7, the aggregate purchase price payable by Buyer to Seller on the Closing Date in consideration for the sale of the Acquired Assets shall be shares of Buyer's common stock, par value $0.08 per share, such that the total number of shares comprising the Purchase Price multiplied by the Applicable Share Price (as defined below), shall equal $610,250.00. The "Applicable Share Price" shall mean, with respect to shares of the Buyer's common stock, the average closing bid price as reported on the Nasdaq SmallCap market during normal trading for the 5 trading days immediately preceding the Closing Date; however, in no event shall the Applicable Share Price be less than $0.62 per share or greater than $1.25 per share.


     IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment to be executed by their Board of Directors as of the date first written above.



SELLER:

LANCER ORTHODONTICS, INC.

<PAGE 137>


/s/ Zackary Irani
--------------------------------------
Zackary Irani


/s/ Janet Moore
--------------------------------------
Janet Moore


/s/ Dr. Robert Orlando
--------------------------------------
Dr. Robert Orlando


/s/ Dr. Francis Cano
--------------------------------------
Dr. Francis Cano


BUYER:

BIOMERICA, INC.


/s/ Allen Barbieri
--------------------------------------
Allen Barbieri

/s/ Dr. Carlos St. Aubyn Beharie
--------------------------------------
Dr. Carlos St. Aubyn Beharie

/s/ David Burrows
--------------------------------------
David Burrows

/s/ Dr. Francis Cano
--------------------------------------
Dr. Francis Cano

/s/ Zackary Irani
--------------------------------------
Zackary Irani

<PAGE 138>

/s/ Janet Moore
--------------------------------------
Janet Moore

/s/ Dr. Robert Orlando
--------------------------------------
Dr. Robert Orlando







ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
BIOMERICA, INC.

     Pursuant to the Delaware General Corporation Law, the undersigned, constituting all of the members of the Board of Directors of BIOMERICA, INC. (the "Corporation"), in accordance with the Corporation's Articles and Bylaws, do hereby adopt, approve, confirm, and ratify in writing without a meeting the following resolutions of the Board of Directors of the Corporation.

WHEREAS, the Boards of Directors of Biomerica, Inc. and Lancer
Orthodontics, Inc. have pursued discussions regarding the possible acquisition by Biomerica, Inc. of the assets and liabilities of Lancer Orthodontics, Inc. through the vehicle of an Asset Purchase Agreement, in a transaction to take place in the Spring of 2002.

RESOLVED, that upon discussion and consideration, the Directors have determined that the asset purchase is advisable;

RESOLVED, that the Corporation has entered into an ASSET PURCHASE AGREEMENT BY AND BETWEEN LANCER ORTHODONTICS, INC., AND BIOMERICA, INC. on or about February 25, 2002 (the "Asset Purchase Agreement"), whereby the Corporation has agreed to acquire all or substantially all of the assets of Lancer Orthodontics, Inc. The Asset Purchase Agreement was ratified on or about February 25, 2002;

RESOLVED, that the Directors desire to modify the Asset Purchase
Agreement by a written AMENDMENT NUMBER ONE TO ASSET PURCHASE AGREEMENT BY AND BETWEEN LANCER ORTHODONTICS, INC., AND BIOMERICA, INC. (the "Amendment") whereby the purchase price shall be common stock of Biomerica equal to $610,250.00, and such Asset Purchase Agreement, as

<PAGE 139>

amended, is fair to and in the best interests of the Corporation and its shareholders.

Executed on or about March 12, 2002.


/s/ Allen Barbieri
--------------------------------------
Allen Barbieri

/s/ Dr. Carlos St. Aubyn Beharie
--------------------------------------
Dr. Carlos St. Aubyn Beharie

/s/ David Burrows
--------------------------------------
David Burrows

/s/ Dr. Francis Cano
--------------------------------------
Dr. Francis Cano

/s/ Zackary Irani
--------------------------------------
Zackary Irani

/s/ Janet Moore
--------------------------------------
Janet Moore

/s/ Dr. Robert Orlando
--------------------------------------
Dr. Robert Orlando



ACTION BY UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
LANCER ORTHODONTICS, INC.

     Pursuant to the California Corporations Code, the undersigned, constituting all of the members of the Board of Directors of LANCER ORTHODONTICS, INC. (the "Corporation"), in accordance with the Corporation's Articles and Bylaws, do hereby adopt, approve, confirm, and ratify in writing without a meeting the following resolutions of the Board of Directors of the Corporation.

<PAGE 140>


WHEREAS, the Boards of Directors of Biomerica, Inc. and Lancer
Orthodontics, Inc. have pursued discussions regarding the possible acquisition by Biomerica, Inc. of the assets and liabilities of Lancer Orthodontics, Inc. through the vehicle of an Asset Purchase Agreement, in a transaction to take place in the Spring of 2002.

RESOLVED, that upon discussion and consideration, the Directors have determined that the asset purchase is advisable;

RESOLVED, that the purchase price to be paid, to wit, common stock of Biomerica equal to $600,000.00, as well as the other terms of the proposed Asset Purchase Agreement is fair to and in the best interests of the Corporation and its shareholders;

RESOLVED, that the Corporation has entered into an ASSET PURCHASE AGREEMENT BY AND BETWEEN LANCER ORTHODONTICS, INC., AND BIOMERICA, INC. on or about February 25, 2002 (the "Asset Purchase Agreement"), whereby the Corporation has agreed to acquire all or substantially all of the assets of Lancer Orthodontics, Inc. The Asset Purchase Agreement was ratified on or about February 25, 2002;

RESOLVED, that the Directors desire to modify the Asset Purchase Agreement by a written AMENDMENT NUMBER ONE TO ASSET PURCHASE AGREEMENT BY AND BETWEEN LANCER ORTHODONTICS, INC., AND BIOMERICA, INC. (the "Amendment") whereby the purchase price shall be common stock of Biomerica equal to $610,250.00, and such Asset Purchase Agreement, as amended, is fair to and in the best interests of the Corporation and its shareholders;

RESOLVED, that the Directors shall recommend to the Corporation's shareholders to they vote "for" a proposal to approve the Asset Purchase Agreement, as Amended.

Executed on or about March 12, 2002.


/s/ Zackary Irani
--------------------------------------
Zackary Irani


/s/ Janet Moore
--------------------------------------
Janet Moore

<PAGE 141>


/s/ Dr. Robert Orlando
--------------------------------------
Dr. Robert Orlando


/s/ Dr. Francis Cano
--------------------------------------
Dr. Francis Cano


--------------------------------------------------------
Exhibit 99.5:  Opinion Re: Fairness of the Asset Purchase Agreement

March 15, 2001

Board of Directors
Lancer Orthodontics, Inc.
253 Pawnee Street
San Marcos, CA  92069-2437

Dear Board of Directors:

We understand that Lancer Orthodontics, Inc. ("Lancer"), a California corporation whose common shares are publicly traded on the OTC Bulletin Board, intends to enter into an Asset Purchase Agreement (the "Agreement"), dated on or about February 25, 2002 and amended by Amendment Number One to the Agreement, dated on or about March 12, 2002, with Biomerica, Inc. ("Biomerica"), a Delaware corporation. The parties anticipate entering into the Agreement, pursuant to which, Lancer will sell, assign, transfer, and deliver to Biomerica, and Biomerica will purchase, nearly all of Lancer's assets and liabilities-essentially all of Lancer's operations will become a wholly-owned subsidiary of Biomerica.

Lancer is a partially owned and consolidated subsidiary of Biomerica. Prior to the date of the Agreement, Biomercia owned approximately 30.78 percent of the outstanding shares of Lancer. Consideration for the assets of Lancer will be paid to the shareholders of the balance of the 69.22 percent outstanding shares of Lancer.

Pursuant to the Agreement and in consideration of the sale of Lancer's assets, Biomerica at closing will deliver shares of their common stock, par value $0.08 per share, to Lancer such that the total number of shares comprising the "Purchase Price" multiplied by the Applicable Share Price (as defined below), will equal $610,250.00. The "Applicable Share Price" will mean, with respect to shares of Biomerica's common stock, the average closing bid price as reported on the Nasdaq SmallCap market

<PAGE 143>

during normal trading for the five trading days immediately preceding the transaction closing date; however, the Applicable Share Price must not be less than $0.62 per share nor greater than $1.25 per share. Biomerica will also assume the liabilities and obligations of Lancer.

You have requested us to render our opinions with respect to: (i) the fair market value of Lancer, on a controlling ownership interest basis, as of a date on or before the effective date of the proposed acquisition of the assets of Lancer by Biomerica; and (ii) based upon our conclusion of value and other relevant factors, that the transaction is fair to the shareholders of Lancer, from a financial point of view.

In arriving at our opinions, we reviewed and analyzed: (i) the Asset Purchase Agreement dated on or about February 25, 2002 and Amendment Number One to the Asset Purchase Agreement dated on or about March 12, 2002 (ii) projections, prepared by Lancer's management, for Lancer's operations for the six months ending May 31, 2002 and the fiscal year ending May 31, 2003; (iii) Lancer's audited financial statements for the fiscal years ended May 31, 1997 through May 31, 2001, and Lancer's internal unaudited financial statement for the six month period ended November 30, 2001; (iv) certain internal analyses related to the acquisitions of the assets of Lancer, as of November 30, 2001 (v) stock prices and financial performance of publicly traded companies that we deemed to be similar to Lancer; (vi) certain industry trends related to the industry in which Lancer participates; and (vii) other information that we deemed appropriate for our analysis.

We have assumed and relied upon the accuracy and completeness of the financial and other information provided by Lancer and Biomerica in arriving at our opinion without independent verification and have further relied upon the assurances of Lancer and Biomerica management that they are not aware of any facts that would make such information inaccurate or misleading. Our opinions are necessarily based upon market, economic, and other conditions as they exist on, and can be evaluated as of, the date of this letter.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof: that the value of the consideration to be received by Lancer in the transaction is reasonably equivalent to the fair market value of Lancer on a controlling ownership interest basis; and that the transaction is fair from a financial point of view, to the shareholders of Lancer.

This letter is solely for the use and benefit of the Board of Directors of Lancer. Any summary of, or reference to, the opinions expressed in this letter or any other reference to Willamette Management Associates by

<PAGE 144>

Lancer or Biomerica in connection with the Agreement will be subject to Willamette Management Associates' prior review and written approval, which shall not be unreasonably withheld. The opinion will not be included in, summarized, or referred to in any manner in materials distributed to the public without Willamette's prior written consent.


Very truly yours,

/s/ WILLAMETTE MANAGEMENT ASSOCIATES

<PAGE 145>
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